Exhibit 4.1

EXECUTION VERSION

NATHAN’S FAMOUS, INC.

AND EACH OF THE GUARANTORS PARTY HERETO

$135,000,000

10.000% SENIOR SECURED NOTES DUE 2020

INDENTURE

Dated as of March 10, 2015

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

and U.S. Bank National Association, as Collateral Trustee

TABLE OF CONTENTS

Section 13.10	Severability	106
Section 13.11	Counterpart Originals	106
Section 13.12	Table of Contents, Headings, etc.	107
Section 13.13	Force Majeure	107
Section 13.14	U.S.A. Patriot Act	107

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSEQUENT GUARANTORS

INDENTURE dated as of March 10, 2015 among Nathan’s Famous, Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined), U.S. Bank National Association, as Trustee (as defined) and U.S. Bank National Association, as Collateral Trustee (as defined).

The Issuer, the Guarantors, the Trustee and the Collateral Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 10.000% Senior Secured Notes due 2020 (the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01            Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1)            Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person or expressly assumed in connection with the acquisition of assets from any such Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; provided, however, that Indebtedness of such acquired Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person merges with or into or becomes a Subsidiary of such Person shall not be Acquired Debt; and

(2)            Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

Acquired Debt will be deemed to be incurred on the date the acquired Person becomes a Subsidiary or the date of the related acquisition of assets from such Person.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture, as part of the same series as the Initial Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control”, as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed control.  For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)           1.0% of the principal amount of the Note; or

(2)           the excess of:

(a)
the present value at such redemption date of (i) the redemption price of the Note at September 15, 2017 (such  redemption price being set forth in the table appearing in Section 3.07(d) hereof)plus (ii) all required interest payments due on the Note through September 15, 2017 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)	the then outstanding principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)            the sale, lease (other than operating leases entered into in the ordinary course of business), conveyance or other disposition of any assets or rights by the Issuer or any of its Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of Section 4.13 and/or Section 5.01 hereof and not by Section 4.09 hereof; and

(2)            the issuance of Equity Interests by any of the Issuer’s Restricted Subsidiaries or the sale of Equity Interests in any of the Issuer’s Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)            any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2.5 million;

(2)            a transfer of assets between or among the Issuer and its Restricted Subsidiaries;

(3)            an issuance of Equity Interests by a Restricted Subsidiary of the Issuer to the Issuer or to a Restricted Subsidiary of the Issuer;

(4)            (a) the sale or other disposition of restaurants in the ordinary course of business consistent with past practices; (b) the sale, lease or discount of products, services or accounts receivable in the ordinary course of business, any sale or other disposition of surplus, damaged, worn-out or obsolete assets in the ordinary course of business, and the assignment, cancellation or abandonment or other disposition of intellectual property that is no longer useful in any material respect in the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole; and (c) the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property in the ordinary course of business which do not materially interfere with the business of the Issuer and its Restricted Subsidiaries;

(5)            the sale or other disposition of cash or Cash Equivalents;

(6)            a Restricted Payment or Permitted Payment that does not violate Section 4.06 hereof or a Permitted Investment;

(7)            any financing transaction with respect to property constructed, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by the Issuer or any of its Restricted Subsidiaries after the Issue Date, including sale and leaseback transactions permitted by this Indenture;

(8)            Refranchising Transactions conducted in the ordinary course of business;

(9)            the sale of Equity Interests in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements on commercially reasonable terms entered into in the ordinary course of business between the joint venture parties and set forth in joint venture agreements;

(10)           the granting of Liens not prohibited by Section 4.11 hereof;

(11)           the sale of Permitted Investments (other than sales of Equity Interests of any of the Issuer’s Restricted Subsidiaries) made by the Issuer or any of its Restricted Subsidiaries after the Issue Date, if such Permitted Investments were (a) received in exchange for, or purchased out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or (b) received in the form of, or were purchased with the proceeds of, a substantially concurrent contribution of common equity capital to the Issuer; provided that any such proceeds or contributions in clauses (a) and (b) will be excluded from Section 4.06(a)(3)(B) hereof;

(12)           the issuance of Equity Interests by a Restricted Subsidiary of the Issuer to the Issuer or any other Restricted Subsidiary of the Issuer;

(13)           a disposition of assets or property subject to a Lien held by the Issuer or any of its Restricted Subsidiaries in a foreclosure or other similar proceeding or in connection with a transfer in lieu of a foreclosure;

(14)           the unwinding of Hedging Obligations incurred pursuant to Section 4.08 hereof;

(15)           a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;

(16)           leases, subleases, assignments of leased facilities, or co-location agreements with or to third persons in the ordinary course of business;

(17)           like-kind property exchanges pursuant to Section 1031 of the Internal Revenue Code; and

(18)           the transfer of property or assets that is a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)            with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)            with respect to a partnership, the board of directors of the general partner of the partnership;

(3)            with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)            with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be accounted for as capital leases on a balance sheet of such Person in accordance with GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means:

(1)            in the case of a corporation, corporate stock;

(2)            in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)            in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)            any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock, including, in each case, Preferred Stock.

“Cash Equivalents” means:

(1)            United States dollars;

(2)            securities or any evidence of indebtedness issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities or evidence of indebtedness) having maturities of not more than 12 months from the date of acquisition;

(3)            certificates of deposit and time deposits with maturities of 12 months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding 12 months, overnight bank deposits and demand deposits, in each case, with any lender party to a Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)            repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)            commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within twelve months after the date of acquisition;

(6)            readily marketable direct obligations issued by any member of the European Economic Area, Switzerland or Japan, or any political subdivision or instrumentality thereof, in each case having one of the two highest ratings obtainable from S&P or Moody’s, and in each case maturing not more than one year after the date of acquisition by such Person;

(7)            money market funds substantially all of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)            the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act));

(2)            the adoption of a plan relating to the liquidation or dissolution of the Issuer;

(3)            the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares; or

(4)            the first day on which Continuing Directors cease to constitute a majority of the members of the Board of Directors of the Issuer.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” has the meaning assigned to the term “Pledged Collateral” in the Security Documents, but excluding any Excluded Assets.

“Collateral Trust Agreement” means the Collateral Trust Agreement, entered into after the Issue Date, among the Issuer, the Guarantors, the relevant representatives of the Priority Lien Lenders, the Trustee and the Collateral Trustee, as amended, supplemented or otherwise modified from time to time.

“Collateral Trustee” means U.S. Bank National Association, in its capacity as collateral trustee under the Security Documents, together with its successors in such capacity.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)            the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(2)            taxes (including franchise or similar taxes) paid and provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)            depreciation, amortization (including amortization of intangibles and amortization or write-off of deferred financing costs (whether or not classified as interest expense, but in each case, that has been deducted in computing Consolidated Net Income) but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, to the extent that such non-cash charges or expenses were deducted in computing such Consolidated Net Income; plus

(4)            pre-opening and closing costs incurred during such period provided that the aggregate amount of all cash items added back shall not exceed $1.0 million for such period in aggregate pre-opening and closing costs with respect to any store, to the extent such pre-opening and closing costs were deducted in computing such Consolidated Net Income; plus

(5)            without duplication, all adjustments of a similar nature to those used to calculate “Adjusted EBITDA” as disclosed in the “Summary” section of the Offering Memorandum, to the extent such adjustments were deducted in computing such Consolidated Net Income; plus

(6)            the amount of premiums, fees or similar amounts that are required to be paid under the terms of the instrument(s) governing any Indebtedness upon the repayment, prepayment or other extinguishment of such Indebtedness in accordance with the terms of such Indebtedness, to the extent such amounts were deducted in computing such Consolidated Net Income; plus

(7)            the amount of Pro Forma Cost Savings (net of the amount of actual benefits realized prior to or during such period) projected by the Issuer in good faith to be realized during the next four consecutive fiscal quarters as a result of specified actions either taken or initiated prior to or during such period (which Pro Forma Cost Savings shall be added to Consolidated Cash Flow except to the extent actually realized and calculated as though such cost savings had been realized on the first day of such period); provided that the aggregate amount added pursuant to this clause (7) in any period shall not exceed 15.0% of such Person’s Consolidated Cash Flow for such period (calculated prior to giving effect to any adjustment pursuant to this clause (7) and which adjustments in this clause (7) may be incremental to (but not duplicative of) pro forma adjustments made pursuant to the definition of “Fixed Charge Coverage Ratio”); minus

(8)            non-cash items increasing such Consolidated Net Income for such period (other than (x) the accrual of revenue in the ordinary course of business and (y) any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Cash Flows in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated Cash Flow in such prior period), in each case, for such Person and its Restricted Subsidiaries, to the extent deducted (or added, as applicable) in computing Consolidated Net Income and, as applicable, on a consolidated basis and determined in accordance with GAAP.

“Consolidated Debt” means, as of the any date of determination, an amount equal to the aggregate principal amount of Indebtedness of the Issuer and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any acquisition permitted under this Indenture), consisting of Indebtedness for borrowed money, Capital Lease Obligations and Indebtedness evidenced by promissory notes or similar instruments; provided that Consolidated Debt shall not include Indebtedness in respect of (i) any letter of credit, except to the extent of unreimbursed obligations in respect of drawn letters of credit (provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Debt until three Business Days after such amount is drawn), (ii) Hedging Obligations or (iii) cash management obligations.

“Consolidated Net Debt” means, as of the any date of determination, an amount equal to the aggregate principal amount of Indebtedness of the Issuer and its Restricted Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any acquisition permitted under this Indenture), consisting of Indebtedness for borrowed money, Capital Lease Obligations and Indebtedness evidenced by promissory notes or similar instruments, less the amount of cash, Cash Equivalents and Marketable Securities of the Issuer and its Restricted Subsidiaries as of such date; provided that Consolidated Net Debt shall not include Indebtedness in respect of (i) any letter of credit, except to the extent of unreimbursed obligations in respect of drawn letters of credit (provided that any unreimbursed amount under commercial letters of credit shall not be counted as Consolidated Net Debt until three Business Days after such amount is drawn), (ii) Hedging Obligations or (iii) cash management obligations.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis (excluding the net income (loss) of any Unrestricted Subsidiary of such Person), determined in accordance with GAAP; provided that, without duplication:

(1)            the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)            solely for the purpose of determining the amount available for Restricted Payments under Section 4.06(a)(3)(A) hereof, the net income (but not loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of any Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to any Person or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein;

(3)            any gain (loss) realized upon any Asset Sale or the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any sale-leaseback transaction), in each case other than in the ordinary course of business, and any gain (loss) realized upon the sale or other disposition of any Capital Stock or other securities of any Person will be excluded, in each case together with any related provision for taxes on such gain (loss);

(4)            any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto), including the full proceeds received in connection with insurance claims, severance expenses, relocation expenses, one-time compensation charges, signing, retention or completion bonuses or expenses, acquisition integration costs, corporate restructurings and acquisition-related restructuring costs and charges, will be excluded;

(5)            the cumulative effect of a change in accounting principles will be excluded;

(6)            any non-cash impairment charges or asset write-off or write-down (including the write-off or write-down of deferred financing costs), in each case pursuant to GAAP, will be excluded;

(7)            any expenses, fees or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization, or incurrence of Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to the terms of this Indenture, including a refinancing thereof (whether or not successful) and any amendment or modification to the terms of any such transactions, will be excluded;

(8)            any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments will be excluded;

(9)            any non-cash compensation charge or expenses incurred during such period, including any such charge or expense arising from the grant, issuance, or repricing of stock appreciation or similar rights, stock options, restricted stock or other rights or other equity incentive programs will be excluded;

(10)          the effects of non-cash adjustments in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or, if applicable, acquisition or purchase accounting in relation to any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, will be excluded;

(11)           the amount of any non-controlling interest in income of consolidated subsidiaries deducted in calculating Consolidated Net Income (less the amount of any cash dividends paid to the holders of such minority interests) will be included and the amount of any non-controlling interest in loss of consolidated subsidiaries added in calculating Consolidated Net Income will be excluded;

(12)           any net after-tax income (loss) from discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded;

(13)           any net after-tax charge, expense, gain or income with respect to curtailments, discontinuations or modifications of pension and post-retirement employee benefit plans will be excluded;

(14)           to the extent covered by business interruption insurance and actually reimbursed in such period, expenses incurred in respect of the event giving rise to such business interruption insurance reimbursement will be excluded; and

(15)            (i) the non-cash portion of “straight-line” rent expense will be excluded, (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense will be included, (iii) franchise development fees will be included, and (iv) the cash portion of sublease rentals received will be included.

In no event will the proceeds of business interruption insurance (if otherwise included in the net income of the Issuer and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP) be excluded from Consolidated Net Income by the foregoing adjustments.

“Consolidated Total Tangible Assets” as of any date of determination, means the total amount of assets, excluding intangible assets, which would appear on a consolidated balance sheet of the Issuer and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and giving effect to any asset acquisition or disposition (whether through merger, consolidation, stock purchase, asset sale or otherwise) occurring after the date of such balance sheet through and including the date of determination of Consolidated Total Tangible Assets and with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provision set out in the definition of “Fixed Charge Coverage Ratio”.

“Contingent Obligations” means with respect to any Person, any obligation of such Person guaranteeing in any manner, whether directly or indirectly, any operating lease, dividend or other obligation that does not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”), including any obligation of such Person, whether or not contingent:

(1)           to purchase any such primary obligation or any property constituting direct or indirect security thereof;

(2)           to advance or supply funds:

(a)	for the purpose or payment of any such primary obligation; or

(b)	to maintain the working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)           to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who:

(1)            was a member of such Board of Directors on the Issue Date; or

(2)            was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 13.01 hereof or such other address as to which the Trustee may give notice to the Issuer.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, (i) one or more debt facilities, including but not limited to, Priority Lien Debt that may be senior to the Notes, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded from time to time after the Issue Date, including any agreement or indenture refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness thereunder, increasing the amount loaned or issued thereunder, or altering the maturity thereof, and (ii) whether or not any debt facility referred to in clause (i) above remains outstanding, one or more (a) debt facilities or commercial paper facilities providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (b) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (c) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time (provided that any increase in borrowings is permitted by Sections 4.08 and 4.11 hereof).

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.  Notwithstanding the preceding sentence, (i) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.06 hereof, (ii) any Capital Stock issued to any employee or to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (iii) any class of Capital Stock of a Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.  The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Restricted Subsidiary” means any Subsidiary of the Issuer other than a Foreign Subsidiary.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means a public or private sale either (1) of Equity Interests of the Issuer by the Issuer (other than Disqualified Stock and other than to a Subsidiary of the Issuer) or (2) of Equity Interests of a direct or indirect parent entity of the Issuer (other than to the Issuer or a Subsidiary of the Issuer) to the extent that the net proceeds therefrom are contributed to the common equity capital of the Issuer.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Excess Parity Lien Obligations” means the sum of (a) the portion of the outstanding principal amount of the Notes issued under this Indenture in excess of the Parity Lien Cap, plus (b) the portion of interest, fees and premiums on account of such portion of the Parity Lien Obligations described in clause (a) of this definition.

“Excess Priority Lien Obligations” means the sum of (a) the portion of the principal amount of the loans outstanding under the Priority Lien Documents and the undrawn amount of all outstanding letters of credit that is in excess of the Priority Lien Cap, plus (b) the portion of interest, fees and premiums on account of such portion of the loans and letters of credit described in clause (a) of this definition.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means:

(1)            any General Intangible (as defined in the Uniform Commercial Code in effect in the State of New York from time to time (the “New York UCC”)) or other rights arising under contracts, Instruments (as defined in the New York UCC), licenses, license agreements or other documents, to the extent (and only to the extent) that the grant of a security interest would (x) constitute a violation of a restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, (y) give any other party the right to terminate its obligations thereunder, or (z) violate any law; provided, however, that (i) any portion of any such General Intangible or other right shall cease to be excluded pursuant to this clause (1) at the time and to the extent that the grant of a security interest therein does not result in any of the consequences specified above and (ii) the limitation set forth in this clause (1) shall not affect, limit, restrict or impair the grant by a grantor of a security interest in any such General Intangible or other right, to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the New York UCC;

(2)            property (whether real, personal or mixed, or tangible or intangible), and proceeds thereof, owned by any obligor on the date hereof or hereafter acquired that is subject to a Lien securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred or issued pursuant to Section 4.08(b)(4) hereof for so long as the contract or other agreement in which such Lien is granted (or the documentation providing for such Indebtedness, Disqualified Stock or Preferred Stock) validly prohibits the creation of any other Lien on such property;

(3)            applications filed in the U.S. Patent and Trademark Office to register trademarks or service marks on the basis of any obligor’s “intent to use” such trademarks or service marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall be automatically subject to the Lien granted herein and deemed included in the Collateral;

(4)            any property or assets to the extent that such grant of a security interest is prohibited under any applicable law or requires a consent not obtained of any governmental authority pursuant to such applicable law;

(5)            any Capital Stock of a Foreign Subsidiary or Foreign Holding Company, in either case owned by a Domestic Subsidiary, in excess of 65% of the voting power of all classes of Capital Stock of such Foreign Subsidiary or Foreign Holding Company; provided, however, that non-voting stock of a Foreign Subsidiary or Foreign Holding Company shall not be excluded from the Collateral;

(6)            51% of the Capital Stock of Nathan's Famous of Lynbrook, Inc.

(7)            (i) any real estate asset leased by any obligor and (ii) any real estate asset owned by any obligor;

(8)            all tax, payroll, employee benefit, fiduciary and trust accounts; and

(9)            all motor vehicles the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction.

“Excluded Contributions” means net cash proceeds or marketable securities received by the Issuer from (1) contributions to its common capital; and (2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or a Subsidiary of the Issuer) of Capital Stock (other than Disqualified Stock) of the Issuer, in each case, after the Issue Date and in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by the chief financial officer of the Issuer on the date such capital contributions are made or the date such Capital Stock is sold, as the case may be, which are excluded from the calculation set forth in Section 4.06(a)(3)(B) hereof.

“Existing Indebtedness” means all Indebtedness of the Issuer and its Restricted Subsidiaries (other than the Notes) in existence on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer or Board of Directors of the Issuer, which determination will be conclusive (unless otherwise provided in this Indenture).

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period.  In the event that such Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, redeems, repays, retires, extinguishes, defeases or otherwise discharges any Indebtedness (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, repayment, defeasance, retirement, extinguishment or other discharge of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, and the use of proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period; provided, however, that the pro forma calculation of Fixed Charges shall not give effect to (i) any Permitted Debt incurred on the Calculation Date (other than Indebtedness incurred pursuant to Section 4.08(b)(16)(B) hereof) or (ii) any repayment, retirement, extinguishment, defeasance or other discharge of Indebtedness to the extent such repayment, retirement, extinguishment, defeasance or other discharge results from the proceeds of Permitted Debt.

For purposes of making the computation referred to above, any Specified Transaction that has been made by the specified Person or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis, including giving effect to any Pro Forma Cost Savings, assuming that all such Specified Transactions (and the change in any associated fixed charge obligations and the change in Consolidated Cash Flow resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries shall have itself made any Specified Transaction that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto, including giving effect to any Pro Forma Cost Savings, for such period as if such Specified Transaction had occurred at the beginning of the applicable four-quarter reference period.

For purposes of this definition, whenever pro forma effect is to be given to any Specified Transaction, the pro forma calculations shall be made in good faith by the Chief Financial Officer of the Issuer in accordance with Article II of Regulation S-X of the Exchange Act, but shall include all Pro Forma Cost Savings.  If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness).  Interest on Capital Lease Obligations shall be deemed to accrue at an interest rate reasonably determined by the Chief Financial Officer of the Issuer to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP.  For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)            the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including, without limitation, amortization of original issue discount, the interest component of all payments associated with Capital Lease Obligations, and the net effect of all payments made or received pursuant to interest rate Hedging Obligations, and excluding amortization of deferred financing fees and expensing of any bridge or other financing fees); plus

(2)            the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)            any interest accruing on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)            all cash dividends (excluding items eliminated in consolidation) on (i) any series of Preferred Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of such Person or (ii) Disqualified Stock of such Person or any of its Restricted Subsidiary, determined on a consolidated basis in accordance with GAAP; minus

(5)            interest income for such period.

Notwithstanding anything in this Indenture to the contrary, Fixed Charges shall not include, and shall be calculated without giving effect to, the effects of Accounting Standard Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Fixed Charges for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of any Indebtedness.

“Foreign Holding Company” means any Subsidiary that is a Domestic Restricted Subsidiary and that has no material assets other than Capital Stock in one or more Foreign Subsidiaries.

“Foreign Subsidiary” means, with respect to any Person (i) any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States or any state thereof or the District of Columbia and is treated as “controlled foreign corporation” for United States federal income tax purposes and (ii) any Subsidiary of such Subsidiary described in clause (i) of this definition.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(2) or 2.06(f) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means any Subsidiary of the Issuer that executes a Note Guarantee in accordance with the provisions of this Indenture and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)            interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)            other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)            other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.

“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)            in respect of borrowed money;

(2)            evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)            in respect of banker’s acceptances;

(4)            representing Capital Lease Obligations (other than the interest component thereof);

(5)            representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except (i) any such balance that constitutes an accrued expense or trade payable and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and if not paid after becoming due and payable; and

(6)            representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of the specified Person prepared in accordance with GAAP.  In addition, the term “Indebtedness” includes, to the extent not otherwise included, (a) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), but only to the extent of the lesser of (i) the Fair Market Value of the assets subject to such Lien, or (ii) the amount of the Indebtedness secured by such Lien and (b) the Guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $135.0 million aggregate principal amount of Notes issued under this Indenture on the date of this Indenture.

“Initial Purchaser” means Jefferies LLC.

“insolvency or liquidation proceeding” means:

(1)            any case commenced by or against the Issuer or any Guarantor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any Guarantor or any similar case or proceeding relative to the Issuer or any Guarantor or its creditors, as such, in each case whether or not voluntary;

(2)            any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)            any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and advances to customers in the ordinary course of business that are recorded as accounts receivable), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Issuer’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.06(d) hereof.  The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.06(d) hereof.  Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value, and the amount of an Investment shall be net of any returns on such Investment (including dividends, returns of capital, distributions, interest payments and profits on sale in respect of such Investment).

“Issue Date” means the date on which the Notes are first issued under this Indenture.

“Issuer” has the meaning assigned to it in the preamble to this Indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.   If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Marketable Securities” means marketable securities as reflected on the Issuer’s quarterly and annual consolidated balance sheet.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the assets or rights that are the subject of such Asset Sale or received in any other non-cash form), net of, without duplication, (i) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and discounts, and sales commissions, and any other fees and expenses, including without limitation relocation expenses incurred as a result of the Asset Sale, (ii) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (iii) amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale, (iv) any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP, (v) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale and (vi) any portion of the purchase price from an Asset Sale placed in escrow (whether as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Asset Sale); provided, however, that, in the cases of clause (vi) upon the termination of any such escrow, Net Proceeds shall be increased by the amount of any portion of funds released from such escrow to the Issuer or any Restricted Subsidiary of the Issuer.

“Non-Recourse Debt” means Indebtedness:

(1)            as to which neither the Issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2)            no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary of the Issuer) would permit, upon notice, lapse of time or both, any holder of any other Indebtedness of the Issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3)            as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Restricted Subsidiaries (other than the Equity Interests of an Unrestricted Subsidiary of the Issuer).

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Documents” means this Indenture, the Notes, the Note Guarantees and the Security Documents.

“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture.  The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), penalties, fees, indemnifications, reimbursements, damages, expenses and other liabilities payable under the documentation governing any Indebtedness.

“Offering Memorandum” means the offering memorandum relating to the Notes issued on the Issue Date.

“Officer” means, with respect to any Person, the Executive Chairman of the Board of Directors, the Vice-Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the General Counsel, the Treasurer or the Secretary of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by two Officers of the Issuer or any of the Issuer’s Restricted Subsidiaries, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or any of the Issuer’s Restricted Subsidiaries, that meets the requirements of Section 13.03 hereof.

“Opinion of Counsel” means an opinion from legal counsel which is reasonably acceptable to the Trustee and that meets the requirements of Section 13.03 hereof.  The counsel may be an employee of or counsel to the Issuer, any Subsidiary of the Issuer or the Trustee.

“Parity Lien” means a Lien granted by a Parity Lien Security Document, at any time, upon the Collateral to secure Parity Lien Obligations.

“Parity Lien Cap” means the aggregate principal amount (if any) of Parity Lien Debt that, as of the date of incurrence and after giving pro forma effect to the application of the net proceeds therefrom, can be incurred without the Secured Leverage Ratio of the Issuer exceeding 3.75 to 1.00.

“Parity Lien Debt” means (i) the Notes issued on the Issue Date and (ii) Indebtedness, including any Additional Notes, of the Issuer and/or the Guarantors that was permitted to be incurred and secured by a Parity Lien under this Indenture and the other Note Documents and is secured as “Parity Lien Debt” pursuant to a joinder to the Collateral Trust Agreement and the other applicable Security Documents; provided that, on or before the date such Indebtedness is incurred and secured, such Indebtedness is designated by the Issuer, in an Officers’ Certificate delivered to the Trustee, as “Parity Lien Debt” for purposes of this Indenture and the Security Documents; provided, further, that no Indebtedness may be designated as both “Parity Lien Debt” and “Priority Lien Debt”.

“Parity Lien Documents” means the Note Documents and any other indenture or other agreement pursuant to which any Parity Lien Debt is incurred and the Parity Lien Security Documents.

“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof.

“Parity Lien Priority Obligations” means all Parity Lien Obligations exclusive of the Excess Parity Lien Obligations, which Excess Parity Lien Obligations shall be excluded from (and shall not constitute) Parity Lien Priority Obligations.

 “Parity Lien Representative” means (1) the Trustee under this Indenture or (2) in the case of any other Series of Parity Lien Debt, the Trustee, agent or representative of the holders of such Series of Parity Lien Debt who maintains the transfer register for such Series of Parity Lien Debt and is appointed as a representative of the Parity Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the credit agreement or other agreement governing such Series of Parity Lien Debt.

“Parity Lien Secured Parties” means the holders of Parity Lien Obligations, each Parity Lien Representative and the Collateral Trustee.

“Parity Lien Security Documents” means the Collateral Trust Agreement and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Issuer or any Guarantor creating (or purporting to create) a Parity Lien upon Collateral, in each case, as amended, modified, renewed, restated, amended and restated, or replaced, in whole or in part, from time to time, in accordance with its terms.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Business” means a business in which the Issuer and its Restricted Subsidiaries were engaged on the Issue Date, and any business reasonably similar, ancillary or related or complementary thereto or a reasonable extension thereof, including any business reasonably related to the restaurant, food service or consumer packaging products businesses, as such businesses may develop over time.

“Permitted Investment” means:

(1)           any Investment in the Issuer or in a Restricted Subsidiary of the Issuer;

(2)           any Investment in Cash Equivalents or Marketable Securities;

(3)           any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary of the Issuer; or

(b)	such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer;

(4)           any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.09 hereof;

(5)           any acquisition of assets or Capital Stock solely in exchange for, or out of the net cash proceeds received from, the issuance of Equity Interests (other than Disqualified Stock) of the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Investment pursuant to this clause (5) will be excluded from Section 4.06(a)(3)(B) hereof;

(6)           any Investments received in compromise or resolution of (A) obligations of trade creditors, franchisees or customers that are accounts receivable of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor, franchisee or customer; or (B) litigation, arbitration or other disputes with Persons who are not Affiliates;

(7)           Investments represented by Hedging Obligations;

(8)           endorsements of negotiable instruments and documents in the ordinary course of business;

(9)           pledges or deposits permitted under clause (10) of the definition of “Permitted Liens” and Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(10)            payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(11)            loans and advances (including in respect of indemnification or similar arrangements) to officers, directors, consultants and employees of the Issuer or any of its Restricted Subsidiaries in an aggregate principal amount not to exceed $1.5 million at any one time outstanding;

(12)            receivables owing to the Issuer or any Restricted Subsidiary of the Issuer if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms as the Issuer or such Restricted Subsidiary deems reasonable under the circumstances;

(13)            Investments in connection with Refranchising Transactions conducted in the ordinary course of business;

(14)            guarantees by the Issuer or any Restricted Subsidiary of the Issuer of leases that do not constitute Indebtedness or of obligations of suppliers, customers, franchisees and licensees of the Issuer or its Restricted Subsidiaries that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(15)            any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment or binding commitment existing on the Issue Date; provided that the amount of any such Investment or binding commitment may be increased as required by the terms of such Investment or binding commitment as in existence on the Issue Date if otherwise not prohibited under this Indenture;

(16)            Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other persons;

(17)            Investments of an entity that becomes a Restricted Subsidiary upon being acquired by the Issuer or a Restricted Subsidiary of the Issuer after the Issue Date or Investments of an entity merged into the Issuer or merged into or consolidated with a Restricted Subsidiary after the Issue Date in a transaction that is not prohibited by Sections 4.06 and 5.01 hereof, in each case, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(18)            the creation of Liens on the assets of the Issuer or any of its Restricted Subsidiaries in compliance with Section 4.11 hereof or any guarantee of Indebtedness permitted to be incurred by Section 4.08 hereof;

(19)            Investments consisting of earnest money deposits required in connection with a purchase agreement or other acquisitions to the extent not otherwise prohibited under the terms of this Indenture;

(20)            Repurchases of the Notes;

(21)            Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business;

(22)            Permitted Business Investments having a Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (22) that are at the time outstanding not to exceed $7.5 million; and

(23)            other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (23) that are at the time outstanding not to exceed $10.0 million plus the amount of any distributions, dividends, payments or other returns in respect of such Investments (without duplication for purposes of Section 4.06 hereof of any amounts applied pursuant to Section 4.06(a)(3)(A) through (E) hereof); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) above and shall not be included as having been made pursuant to this clause (23).

“Permitted Liens” means:

(1)            Priority Liens securing Priority Lien Debt and all related Priority Lien Obligations;

(2)            Parity Liens securing: (a) the Notes issued on the Issue Date and the Note Guarantees thereof; (b) additional Parity Lien Debt in an aggregate amount not to exceed, as of the date of incurrence and after giving pro forma effect to the application of the net proceeds therefrom, the Parity Lien Cap; (c) Permitted Refinancing Indebtedness in respect of Parity Lien Debt secured by a Parity Lien originally incurred pursuant to clauses (a) or (b) or this clause (c); and (d) all related Parity Lien Obligations with respect to Parity Lien Debt described in clauses (a), (b), or (c);

(3)            Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.08(b)(4) hereof covering only the assets acquired with or financed by such Indebtedness;

(4)            Liens in favor of the Issuer or the Guarantors;

(5)            Liens on property or shares of Capital Stock of a Person existing at the time such Person is merged with or into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Issuer or its Restricted Subsidiary;

(6)            Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to such acquisition, and not incurred in contemplation of such acquisition;

(7)           Liens to secure the performance of statutory obligations, surety, customs or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(8)           Liens existing on the Issue Date (other than Liens described in clauses (1) or (2) above);

(9)           Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(10)         pledges or deposits by a Person under worker’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(11)         Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(12)         Liens arising out of judgments, attachments and awards not giving rise to an Event of Default, so long as such Liens are adequately bonded;

(13)         Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

(14)         survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property and other minor title deficiencies that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(15)         Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(a)
the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b)
the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged with such Permitted Refinancing Indebtedness and (y) an amount necessary to pay any accrued and unpaid interest, fees and expenses (including upfront fees and original issue discount), including premiums (including tender premiums), related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(16)            (i) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets for the period of time from the signing of an applicable agreement to the closing of that transaction; provided that if the assets are part of the Collateral, Sections 4.09 and 5.01 hereof will be complied with in connection with any applicable use of proceeds or the effect or result of the transaction and (ii) Liens on any cash earnest money deposits made by the Issuer or any Restricted Subsidiary of the Issuer in connection with any letter of intent or purchase agreement;

(17)            options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

(18)            any pledge of the Capital Stock of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary;

(19)            Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto and deposits to secure liability to insurance carriers made in the ordinary course of business;

(20)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(21)            Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Issuer or any Restricted Subsidiary of the Issuer in the ordinary course of business;

(22)            Liens securing cash management obligations and customary initial deposits, margin deposits and other similar deposits attached to brokerage accounts and commodity trading accounts incurred in the ordinary course of business;

(23)            leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) made in the ordinary course of business and which (i) do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and (ii) do not materially impair the use (for its intended purposes) or the value of the assets subject thereto;

(24)            Liens arising out of the conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Issuer and any of its Subsidiaries entered into in the ordinary course of business;

(25)            the filing of UCC financing statements solely as a precautionary measure in connection with operating leases or consignment of goods; and Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC covering only the items being collected upon;

(26)            Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property of assets;

(27)            Liens on the Collateral in favor of any collateral trustee for the benefit of the Holders of Notes relating to such collateral trustee’s administrative expenses with respect to the Collateral;

(28)            Liens on assets of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries;

(29)            Liens securing Hedging Obligations incurred pursuant to Section 4.08(b)(8) hereof;

(30)            Liens securing Indebtedness permitted to be incurred pursuant Section 4.08(b)(18) hereof;

(31)            Liens on equipment of the Issuer or any of its Restricted Subsidiaries arising as a result of such equipment being located on the premises of any client or supplier of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(32)            Liens (a) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to the definition of “Permitted Investments” if such cash is applied against the purchase price for such Investment, and (b) consisting of an agreement to sell any property in an Asset Sale permitted under Section 4.09 hereof, in each case, solely to the extent such Investment or Asset Sale, as the case may be, would have been permitted on the date of the creation of such Lien; and

(33)            Liens securing Obligations not to exceed $5.0 million at any one time outstanding.

“Permitted Prior Lien” means any Lien that has priority over the Lien of the Collateral Trustee for the benefit of the Priority Lien Secured Parties which Lien was permitted under each Priority Lien Document.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness), including Indebtedness of the Issuer or any of its Restricted Subsidiaries used to refinance Permitted Refinancing Indebtedness; provided that:

(1)             the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses (including upfront fees and original issue discount), including premiums (including tender premiums), incurred in connection therewith);

(2)             such Permitted Refinancing Indebtedness has a final maturity date no earlier than either (a) the final maturity date of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged or (b) 91 days after the final maturity date of the Notes;

(3)             such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is no shorter than the Weighted Average Life to Maturity of the portion of the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(4)            if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes or the Note Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes and the Note Guarantees, on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(5)            such Permitted Refinancing Indebtedness is incurred either by the Issuer or by the Restricted Subsidiary of the Issuer that was the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged and is guaranteed only by Persons who were obligors on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Preferred Stock” means any Equity Interest with preferential right of payment (i) of dividends, or (ii) upon liquidation, dissolution or winding up of the issuer of such Equity Interest. The amount of Preferred Stock deemed to be outstanding at any time for purposes of this Indenture will be the aggregate liquidation preference for all outstanding shares of Preferred Stock at such time.

“Priority Lien” means a Lien granted by a Priority Lien Security Document, at any time, upon the Collateral to secure Priority Lien Obligations.

“Priority Lien Cap” has the meaning set forth in Section 4.08(b)(1) hereof.

“Priority Lien Collateral Trustee” means collateral trustee under the Priority Lien Security Documents, together with its successors in such capacity.

“Priority Lien Debt” means Indebtedness of the Issuer and/or the Guarantors under any Credit Facility that was incurred pursuant to, and is in existence under, Section 4.08(b)(1) hereof and is secured as “Priority Lien Debt” pursuant to the Collateral Trust Agreement (or a joinder thereto) and the other applicable Security Documents; provided that, with respect to any incurrence of Indebtedness following the Issue Date, on or before the date such Indebtedness is incurred and secured, such Indebtedness is designated by the Issuer, in an Officers’ Certificate delivered to the Trustee, as “Priority Lien Debt” for purposes of this Indenture and the applicable Security Documents; provided, further, that no Indebtedness may be designated as both “Priority Lien Debt” and “Parity Lien Debt”.

“Priority Lien Documents” means any Credit Facility pursuant to which any Priority Lien Debt is incurred and the Priority Lien Security Documents.

“Priority Lien Obligations” means Priority Lien Debt and all other Obligations in respect thereof.

“Priority Lien Priority Obligations” means all Priority Lien Obligations exclusive of the Excess Priority Lien Obligations, which Excess Priority Lien Obligations shall be excluded from (and shall not constitute) Priority Lien Priority Obligations.

“Priority Lien Representative” means in the case of any Series of Priority Lien Debt, the Trustee, agent or representative of the holders of such Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt and is appointed as a representative of the Priority Lien Debt (for purposes related to the administration of the Security Documents) pursuant to the credit agreement or other agreement governing such Series of Priority Lien Debt.

“Priority Lien Secured Parties” means the holders of Priority Lien Obligations, each Priority Lien Representative and the Collateral Trustee.

“Priority Lien Security Documents” means the Collateral Trust Agreement, and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Issuer or any Guarantor creating (or purporting to create) a Priority Lien upon collateral, in each case, as amended, modified, renewed, restated, amended and restated, or replaced, in whole or in part, from time to time, in accordance with its terms.

“Priority Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Debt outstanding as of such date that is secured by a Priority Lien to (b) Consolidated Cash Flow of the Issuer for the Test Period then most recently ended, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Pro Forma Cost Savings” means, with respect to any four-quarter period, the reduction in net costs and related adjustments that (a) are directly attributable to an Investment, acquisition, restructuring, business optimization initiative merger, consolidation, disposition, amalgamation, discontinued operations (as determined in accordance with GAAP) and any operational changes that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the Calculation Date and (b) have been realized or for which the steps necessary for realization either have been taken or are reasonably expected (in the good faith estimate of the Chief Operating Officer) to be taken and to be realized in each case within 12 months following any such Investment, acquisition, merger, consolidation, disposition, amalgamation or discontinued operations (as determined in accordance with GAAP) and any operational changes and, in the case of each of clauses (a) and (b), are described, as provided below, in an Officers’ Certificate, as if all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described above shall be established by an Officers’ Certificate delivered to the Trustee from the Issuer’s Chief Financial Officer that outlines the specific actions taken or to be taken and the net cost savings achieved or to be achieved from each such action and, in the case of clause (b) above, that states that the realization of such savings have been determined to be probable.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

 “Refranchising Transaction” means any acquisition of one or more franchises (including stores, store development agreements, real estate and other related assets and rights) and the subsequent sale or other disposition of such franchises to one or more franchisees to the extent such franchises are classified as “assets held for sale” on the balance sheet of the Issuer and its Subsidiaries in accordance with GAAP or are expected to be, and are actually, sold or otherwise disposed of within 540 days of such acquisition.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Responsible Officer”, when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Rating Services.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Debt Documents” means the Parity Lien Documents and the Priority Lien Documents.

“Secured Debt Representatives” means each Parity Lien Representative and each Priority Lien Representative.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Debt outstanding as of such date that is secured by a Lien on any property of the Issuer or any Guarantor to (b) Consolidated Cash Flow of the Issuer for the Test Period then most recently ended, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”.

“Secured Obligations” means the Priority Lien Obligations (if any) and the Parity Lien Obligations.

“Secured Parties” means the holders of Secured Obligations, the Secured Debt Representatives and the Collateral Trustee.

 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Documents” means the Collateral Trust Agreement and all security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Issuer or any Guarantor creating (or purporting to create) a Parity Lien upon Collateral, in each case, as amended, modified, renewed, restated, amended and restated, or replaced, in whole or in part, from time to time, in accordance with their terms and the provisions of the Collateral Trust Agreement.

“Security Agreement” means the Parity Lien Security Agreement, entered into on the date hereof among the Issuer, the Guarantors and the Collateral Trustee, as amended, supplemented or otherwise modified from time to time.

“Series of Parity Lien Debt” means, severally, the Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.  For the avoidance of doubt, all reimbursement obligations in respect of letters of credit issued pursuant to a Parity Lien Document shall be part of the same Series of Parity Lien Debt as all other Parity Lien Debt incurred pursuant to any Parity Lien Document.

“Series of Priority Lien Debt” means, severally, the Indebtedness outstanding under any Credit Facility that constitutes Priority Lien Debt.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Specified Transaction” means (a) any designation of operations or assets of the Issuer or a Restricted Subsidiary of the Issuer as discontinued operations (as defined under GAAP), (b) any Investment that results in a Person becoming a Restricted Subsidiary of the Issuer, (c) any designation of a Subsidiary of the Issuer as a Restricted Subsidiary or an Unrestricted Subsidiary in compliance with this Indenture, (d) any purchase or other acquisition of a business of any Person or, of assets constituting a business unit, line of business or division or restaurant of such any Person, (e) any Asset Sale (i) that results in a Restricted Subsidiary of the Issuer ceasing to be a Subsidiary of the Issuer or (ii) of a business, business unit, line of business or division or restaurant of the Issuer or a Restricted Subsidiary of the Issuer, in each case whether by sale, merger, consolidation or otherwise, or (f) any other Investment, acquisition, merger, consolidation, disposition or amalgamation (including increases in the Issuer’s ownership of any of its Restricted Subsidiaries), any operational changes, and any related financing transactions, in each case that have been made by the Issuer or any of its Restricted Subsidiaries.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date (or, if such Indebtedness was incurred after the Issue Date, as of the date of incurrence), and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)            any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)            any partnership, joint venture, limited liability company or similar entity of which (a) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (b) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Test Period” in effect at any time means the Issuer’s most recently ended four fiscal quarters for which internal financial statements are available.

“Transactions” has the meaning set forth in the Offering Memorandum under the caption “Summary—The Offering—Use of Proceeds.”

“Treasury Rate” means, as of any redemption date or date of deposit, the yield to maturity as of such redemption date or date of deposit of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date or date of deposit (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date or date of deposit to September 15, 2017; provided, however, that if the period from the redemption date or date of deposit to September 15, 2017, is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means U.S. Bank National Association, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors of the Issuer, but only to the extent that such Subsidiary:

(1)            has no Indebtedness other than Non-Recourse Debt;

(2)            except as permitted by Section 4.10 hereof, is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the Issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer;

(3)            is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)            has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its Restricted Subsidiaries.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)            the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)            the then outstanding principal amount of such Indebtedness.

“Wholly-Owned” means, with respect to any Subsidiary of any Person, a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares and shares of Capital Stock of Foreign Subsidiaries issued to foreign nationals as required under applicable law) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person or by such Person and one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02            Other Definitions.

Defined in
Term	Section
“Affiliate Transaction”	4.10(a)
“Aggregate Payments”	11.01(e)
“Applicable Premium Deficit”	8.04(1)
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.13(a)
“Change of Control Payment”	4.13(a)
“Change of Control Payment Date”	4.13(a)(2)
“Contributing Guarantors”	11.01(e)
“collateral default”	6.01(8)
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.09(c)
“Fair Share”	11.01(e)
“Fair Share Contributing Amount”	11.01(e)
“Financial Reports”	4.03(a)

Defined in
Term	Section
“Funding Guarantor”	11.01(e)
“Increased Amount”	4.11
“incur”	4.08(a)
“Legal Defeasance”	8.02
“Offer Amount”	3.09
“Offer Period”	3.09
“OID Legend”	2.04(f)(4)
“Paying Agent”	2.03
“Payment Default”	6.01(5)(A)
“Permitted Debt”	4.08(b)
“Permitted Parties”	4.03(b)(1)
“Permitted Payments”	4.06(b)
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.06(a)
“Tax Payment”	1.01

Section 1.03            Rules of Construction.

Unless the context otherwise requires:

(1)            a term has the meaning assigned to it;

(2)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)            “or” is not exclusive;

(4)            “including” is not limiting;

(5)            words in the singular include the plural, and in the plural include the singular;

(6)            “will” shall be interpreted to express a command;

(7)            provisions apply to successive events and transactions; and

(8)            references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time.

ARTICLE 2
THE NOTES

Section 2.01            Form and Dating.

(a)            General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note will be dated the date of its authentication.  The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)            Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)            Euroclear and Clearstream Procedures Applicable.  The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02            Execution and Authentication.

At least one Officer must sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee.  The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee will, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes.  The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03            Registrar and Paying Agent.

The Issuer will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”).  The Registrar will keep a register of the Notes and of their transfer and exchange.  The Issuer may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture.  If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04            Paying Agent to Hold Money in Trust.

The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium on, if any, or interest on, the Notes, and will notify the Trustee of any default by the Issuer in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) will have no further liability for the money.  If the Issuer or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent for the Notes.

Section 2.05            Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.  If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.

Section 2.06            Transfer and Exchange.

(a)            Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(1)            the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary;

(2)            the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or

(3)            there has occurred and is continuing a Default or Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof.  Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)            Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)            Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)            All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)          both:

(i)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)            instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)           both:

(i)            a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)            instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

(3)            Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)            if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)            if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)            if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable.

(4)            Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)            if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (4), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (4) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (4) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)            Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)            Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)            if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)            if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)            if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)            if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F)            if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)            if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)            Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)            if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (3), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)            Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4)will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d)            Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)            Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)            if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)            if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)            if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)            if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)            if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(F)            if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)            if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note and increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

(2)            Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)            if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)            if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)            Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)            Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)            Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)            if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)            if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)            if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)            Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)            if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)            if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (2), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)            Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            Legends.  The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)            Private Placement Legend.

(A)            Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 (a)(1),(2),(3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT”.

(B)            Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)            Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN”.

(3)            OID Legend. To the extent required by Section 1275(c)(1)(A) of the Internal Revenue Code of 1986, as amended, and Treasury Regulation Section 1.1275-3(b)(1), each Note issued at a discount to its stated redemption price at maturity shall bear a legend (the “OID Legend”) in substantially the following form (with any necessary amendments thereto to reflect any amendments occurring after the Issue Date to the applicable sections):

“FOR THE PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. YOU MAY CONTACT THE ISSUER AT NATHAN’S FAMOUS, INC., ONE JERICHO PLAZA, SECOND FLOOR-WING A, JERICHO, NEW YORK 11753, ATTENTION: RONALD DEVOS, CHIEF FINANCIAL OFFICER, AND THE ISSUER WILL PROVIDE YOU WITH THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS NOTE”.

(g)            Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)            General Provisions Relating to Transfers and Exchanges.

(1)            To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)            No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.09, 4.13 and 9.04 hereof).

(3)            The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)            All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)            Neither the Registrar nor the Issuer will be required:

(A)            to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)            to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)            to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)            Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7)            The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)            All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07            Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer may charge for its expenses (including expenses of the Trustee) incurred in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08            Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding.  Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note; however, Notes held by the Issuer or a Subsidiary of the Issuer shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09            Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes held by the Issuer or any of its Subsidiaries, or by any Person directly or indirectly controlled by the Issuer or any of its Subsidiaries, will be considered as though not outstanding.

Section 2.10            Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11            Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of such  canceled Notes (subject to the record retention requirements of the Exchange Act) in accordance with its customary procedures.  Certification of the disposal of all canceled Notes will be delivered to the Issuer upon its written request.  The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12            Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof.  The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13            CUSIP Numbers.

The Issuer in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuer will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01            Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

(1)            the clause of this Indenture pursuant to which the redemption shall occur;

(2)            the redemption date;

(3)            the principal amount of Notes to be redeemed; and

(4)            the redemption price.

Section 3.02            Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or repurchase on a by lot basis (or, in the case of Notes issued in global form pursuant to Article 2 hereof, DTC shall select such Notes based on a method that most nearly approximates a by lot selection and in accordance with applicable requirements of the depositary) unless otherwise required by law or applicable stock exchange or depositary requirements.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased.  Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.  Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03            Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 but not more than 60 days before a redemption date, the Issuer will provide notice of redemption to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be provided more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.  The Issuer may provide in any notice of redemption that payment of the redemption price or the performance of the Issuer’s obligations with respect to the redemption may be performed by a third party (including an Affiliate of the Issuer) if such third party makes such payment and satisfies such obligations in compliance with the requirements set forth in this Indenture.

The notice will identify the Notes (including CUSIP numbers) to be redeemed and will state:

(1)            the redemption date;

(2)            the redemption price;

(3)            if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the redemption date upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder of Notes upon cancellation of the original Note (or through book entry transaction of global Notes);

(4)            the name and address of the Paying Agent;

(5)            that Notes called for redemption become due on the date fixed for redemption, subject to satisfaction of any conditions precedent, and must be surrendered to the Paying Agent to collect the redemption price;

(6)            that, unless the Issuer defaults in making such redemption payment, interest on Notes or portions of Notes called for redemption ceases to accrue on and after the redemption date;

(7)            the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)            that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee will give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 45 days prior to the redemption date, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04            Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.  Except as set forth in Sections 3.07(f) and 4.13(d) hereof, a notice of redemption may not be conditional.

Section 3.05            Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Issuer will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and, accrued interest, if any, on all Notes to be redeemed or purchased on that date.  The Trustee or the Paying Agent will promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of and, accrued interest, if any, on all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase.  If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date.  If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06            Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07            Optional Redemption.

(a)            At any time prior to September 15, 2017, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under this Indenture (including any Additional Notes), at a redemption price equal to 110.000% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to (but not including) the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date in respect of the then outstanding Notes), with an amount in cash equal to (i) the net cash proceeds of an Equity Offering by the Issuer or (ii) any cash contribution to the Issuer’s common equity capital made with the net cash proceeds of an Equity Offering by any direct or indirect parent of the Issuer; provided that:

(1)            at least 65% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes, but excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)            the redemption occurs within 120 days of the date of the closing of such Equity Offering.

(b)            At any time prior to September 15, 2017, the Issuer may on any one or more occasions redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100.0% of the principal amount of Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest on the Notes redeemed to (but not including), the applicable redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date in respect of the then outstanding Notes.

(c)            Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Issuer’s option prior to September 15, 2017.

(d)            On or after September 15, 2017, the Issuer may on any one or more occasions redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed to (but not including) the applicable redemption date, if redeemed during the periods indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date in respect of the then outstanding Notes:

Year	Percentage
On or after September 15, 2017 and prior to March 15, 2018	105.000%
On or after March 15, 2018 and prior to March 15, 2019	102.500%
March 15, 2019 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(e)            Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

(f)            Any redemption pursuant to this Section 3.07 may be subject  to one or more conditions precedent, including, but not limited to, completion of an Equity Offering.  If a redemption is subject to one or more conditions precedent, a notice of redemption may state, in the Issuer’s discretion, that the redemption date may be delayed until such time as all conditions are met, or such redemption may not occur and such redemption notice may be rescinded in the event any or all of such conditions shall not have been satisfied by the redemption date as stated in such redemption notice, or by the redemption date as so delayed.  The Issuer will provide prompt written notice to the Trustee no later than 11:00 a.m. New York City time on the date fixed for redemption rescinding or extending such redemption in the event that any such condition precedent shall not have occurred, and such redemption and notice of redemption shall be rescinded and of no force or effect, or extended, as applicable.  Upon receipt of such notice from the Issuer rescinding or extending such redemption, the Trustee will promptly send a copy of such notice to the Holders of the Notes to be redeemed in the same manner in which the notice of redemption was given.

Section 3.08            Mandatory Redemption.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes. The Issuer or its Affiliates may from time to time acquire Notes by means other than a redemption, including through open market purchases, privately negotiated transactions, tender offers, exchange offers or otherwise, so long as the acquisition is in accordance with applicable securities laws and does not otherwise violate the terms of this Indenture, upon such terms and at such prices as the Issuer or its Affiliates may determine, which may be more or less than the consideration for which the Notes offered hereby are being sold, may be less than the redemption price then in effect and may be for cash or other consideration.

Section 3.09            Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.09 hereof, the Issuer is required to commence an offer to all Holders to purchase Notes (an “Asset Sale Offer”), it will follow the procedures specified below.

The Asset Sale Offer shall be made to all Holders and, at the Issuer’s option, other holders of Parity Lien Debt containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets.  The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”).  No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer.  Payment for any Notes so purchased will be made in the same manner as interest payments are made.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Issuer will provide a notice to the Trustee and each of the Holders, with a copy to the Trustee.  The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer.  The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)            that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.09 hereof and the length of time the Asset Sale Offer will remain open;

(2)            the Offer Amount, the purchase price and the Purchase Date;

(3)            that any Note not tendered or accepted for payment will continue to accrue interest;

(4)            that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5)            that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in denominations of $2,000 or an integral multiple of $1,000 in excess thereof;

(6)            that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7)            that Holders will be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

(8)            that, if the aggregate principal amount of Notes and other Parity Lien Debt surrendered by holders thereof exceeds the Offer Amount, the Issuer will select the Notes and other Parity Lien Debt to be purchased on a pro rata basis based on the principal amount of Notes and such other Parity Lien Debt surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000, or an integral multiple of $1,000 in excess thereof, will be purchased); and

(9)            that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

On or before the Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09.  The Issuer, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon written request from the Issuer, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered.  Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof.  The Issuer will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4
COVENANTS

Section 4.01            Payment of Notes.

The Issuer will pay or cause to be paid the principal of, premium on, if any, and interest on, the Notes on the dates and in the manner provided in the Notes.  Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest, if any, then due.

The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest, if any (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02            Maintenance of Office or Agency.

The Issuer will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served.  The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes.  The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03 hereof.

Section 4.03            Reports.

(a)            From and after the Issue Date, so long as any Notes are outstanding, the Issuer will furnish to the Trustee:

(1)            within 90 days after the end of each fiscal year, annual consolidated reports of the Issuer and its Subsidiaries containing substantially all of the information that would have been required to be contained (pursuant to applicable rules and regulations in effect on the Issue Date) in an Annual Report on Form 10-K under the Exchange Act if the Issuer had been a reporting company (taking into account whether, at the time, the Issuer would qualify as an “emerging growth company” under the Exchange Act) under the Exchange Act (but only to the extent similar information is included in the Offering Memorandum), including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, (B) audited financial statements prepared in accordance with GAAP and (C) a presentation of Adjusted EBITDA of the Issuer and its Subsidiaries reasonably consistent with the presentation thereof in the Offering Memorandum and derived from such financial statements;

(2)            within 45 days after the end of each of the first three fiscal quarters of each fiscal year, quarterly consolidated reports of the Issuer and its Subsidiaries containing substantially all of the information that would have been required to be contained (pursuant to applicable rules and regulations in effect on the Issue Date) in a Quarterly Report on Form 10-Q under the Exchange Act if the Issuer had been a reporting company (taking into account whether, at the time, the Issuer would qualify as an “emerging growth company” under the Exchange Act) under the Exchange Act (but only to the extent similar information is included in the Offering Memorandum), including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, (B) unaudited quarterly financial statements prepared in accordance with GAAP and (C) a presentation of Adjusted EBITDA of the Issuer and its Subsidiaries reasonably consistent with the presentation thereof in the Offering Memorandum and derived from such financial statements; and

(3)            within five Business Days after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K under the Exchange Act if the Issuer had been a reporting company under the Exchange Act, current reports containing substantially all of the information that would have been required to be contained (pursuant to applicable rules and regulations in effect on the Issue Date) in a Current Report on Form 8-K under the Exchange Act if the Issuer had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to be furnished if the Issuer determines in its good faith judgment that such event is not material to Holders of the Notes or the business, assets, operations, financial positions or prospects of the Issuer and its Restricted Subsidiaries, taken as a whole;

provided, however, that all of the foregoing reports (collectively, the “Financial Reports”) (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K promulgated by the SEC (with respect to any non-GAAP financial measures contained therein), (B) will not be required to contain the separate financial information for Guarantors or Subsidiaries whose securities are pledged to secure the Notes contemplated by Rule 3-10 or Rule 3-16 of Regulation S-X promulgated by the SEC, (C) will not be required to include information required by Item 601 of Regulation S-K promulgated by the SEC, (D) will not be required to include financial statements of unconsolidated entities that would otherwise be required to be included pursuant to Rule 3-09 of Regulation S-K promulgated by the SEC and (E) will not be required to include the schedules identified in Section 5-04 of Regulation S-K promulgated by the SEC.

Delivery of the reports and documents described above to the Trustee is for informational purposes only, and the Trustee's receipt of such reports and documents shall not constitute notice of any information contained therein or determinable from information contained therein, including the Issuer’s and each Guarantor’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officers' Certificate).

References in this Section 4.03 to the laws, rules, forms, items, articles and sections shall be to such laws, rules, forms, items, articles and sections as they exist on the Issue Date, without giving effect to amendments thereto that may take effect after the Issue Date.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report will include a report on the relevant entity’s consolidated financial statements by the relevant entity’s certified independent accountants.

At any time that any of the Issuer’s Subsidiaries are Unrestricted Subsidiaries with combined consolidated net assets exceeding 5.0% of the Issuer’s consolidated net assets, then the quarterly and annual reports required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or other comparable sections, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.

(b)            So long as any Notes are outstanding, the Issuer will also maintain a website (which may be non-public) to which the Trustee, the Holders of Notes, prospective investors, securities analysts and market makers (excluding any competitors of the Issuer) (collectively, “Permitted Parties”) are given access and to which the Financial Reports are posted; provided until the earlier to occur of (i) the date that is 45 days after the Issue Date and (ii) the establishment of the website required by this Section 4.03(b)(1), the Issuer will furnish the Financial Reports, notices and other information required by this Section 4.03 to the Trustee for delivery to any Permitted Parties upon request.

In addition, the Issuer shall, for so long as any Notes remain outstanding, if at any time the Issuer is not required to file periodic reports with the SEC, furnish to the Permitted Parties, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

All financial statements will be reported in compliance with GAAP (as defined herein) and any subsequent restatement of financial statements shall have no retroactive effect for purposes of calculations previously made pursuant to the covenants contained in this Indenture.

If at any time the Notes are guaranteed by a direct or indirect parent of the Issuer, and such parent has furnished the reports described herein with respect to such parent as required by this Section 4.03 as if such parent were the Issuer (including any financial information required hereby), the Issuer shall be deemed to be in compliance with the provisions of this Section 4.03; provided that the same is accompanied by textual or other information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Subsidiaries on a standalone basis, on the other hand.

The Issuer may satisfy its obligations to furnish any reports (including Financial Reports), notices or other information to the Permitted Parties at any time by filing periodic reports with the SEC pursuant to and in compliance with the Exchange Act.

To the extent any Financial Reports or other information required to be furnished pursuant to this Section 4.03 is not furnished within the time periods specified above and such Financial Reports or other information is subsequently furnished as required by this Section 4.03 prior to the time that such failure to furnish such Financial Reports or other information results in an Event of Default, the Issuer will be deemed to have satisfied its obligations under this Section 4.03 with respect to such Financial Reports or other information and any Default with respect thereto shall be deemed to have been cured.

Section 4.04            Compliance Certificate.

(a)            The Issuer shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Security Documents and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Security Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium on, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.

(b)            So long as any of the Notes are outstanding, the Issuer will promptly deliver to the Trustee, promptly upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05            Stay, Extension and Usury Laws.

The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.06            Restricted Payments.

(a)            The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(i)            declare or pay any dividend or make any other payment or distribution on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Issuer and other than dividends or distributions payable to the Issuer or a Restricted Subsidiary of the Issuer);

(ii)            purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer;

(iii)            make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer or any Guarantor that is unsecured or contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except (x) a payment of principal at the Stated Maturity thereof; or (y) a payment, purchase, redemption, defeasance or other acquisition or retirement for value of any such Indebtedness within 365 days of the Stated Maturity thereof; or

(iv)            make any Restricted Investment

(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)            no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)            the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a) hereof; and

(3)            such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2) through (15) of the definition of “Permitted Payments”), is less than the sum, without duplication, of:

(A)            50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the first day of the fiscal quarter in which the Issue Date occurs to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B)            100% of the aggregate net cash proceeds and Fair Market Value of assets other than cash received by the Issuer since the Issue Date as a contribution to its common equity capital (other than Excluded Contributions) or from the issue or sale (other than to a Subsidiary of the Issuer) of Equity Interests of the Issuer (other than Disqualified Stock and Excluded Contributions) or of convertible or exchangeable Disqualified Stock of the Issuer or convertible or exchangeable debt securities of the Issuer, in each case that have been converted into or exchanged for Equity Interests of the Issuer (other than Disqualified Stock); plus

(C)            if any Unrestricted Subsidiary of the Issuer designated as such after the Issue Date (other than any Unrestricted Subsidiary of the Issuer the designation of which as an Unrestricted Subsidiary was a Permitted Investment) is redesignated as a Restricted Subsidiary after the Issue Date, the Fair Market Value of the Issuer’s Investment in such Subsidiary as of the date of such redesignation; plus

(D)            to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or other assets or otherwise liquidated, repaid, repurchased or redeemed for cash or other assets, the lesser of (i) 100% of the aggregate amount of cash and the Fair Market Value of assets other than cash received with respect to such Restricted Investment (less the cost of disposition, if any), and (ii) the initial amount of such Restricted Investment; plus

(E)            100% of any dividends or distributions received in cash by the Issuer or any of its Restricted Subsidiaries after the Issue Date from an Unrestricted Subsidiary, to the extent that such dividends or distributions were not otherwise included in the Consolidated Net Income of the Issuer for such period.

(b)            The provisions of Section 4.06(a) hereof will not prohibit (each a “Permitted Payment” and collectively “Permitted Payments”):

(1)            the payment of any dividend or similar distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or similar distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2)            the making of any Restricted Payment in exchange for, or out of or with the net cash proceeds from the sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the contribution of common equity capital to the Issuer; provided that the making of such Restricted Payments occurs within 60 days of such sale or contribution and the amount of any such net cash proceeds will be excluded from and not duplicated with Section 4.06(a)(3)(B) hereof;

(3)            the repurchase, redemption, repayment, defeasance, satisfaction and discharge or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee with the net cash proceeds from, or in exchange for, the incurrence of Permitted Refinancing Indebtedness incurred not more than 60 days prior to such repurchase, redemption, repayment, defeasance, satisfaction and discharge or other acquisition or retirement;

(4)            the declaration and payment of any dividend or distribution by a Restricted Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis;

(5)            the repurchase, redemption, repayment, defeasance, satisfaction and discharge or other acquisition or retirement for value of, or dividends or distributions to any direct or indirect parent of the Issuer to allow such parent to repurchase, redeem, repay, defease, satisfy and discharge or otherwise acquire or retire, any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer (or any direct or indirect parent of the Issuer) held by any current or former officer, director or employee of the Issuer or any of its Restricted Subsidiaries pursuant to any limited liability company agreement, operating agreement, equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, repaid, defeased, satisfied and discharged, acquired or retired Equity Interests pursuant to this clause (5) may not exceed $2.5 million in any calendar year plus the aggregate net cash proceeds received by the Issuer or any of its Restricted Subsidiaries after the Issue Date from the issuance of such Equity Interests (other than Disqualified Stock) to any current or former director, officer or employee of the Issuer, any direct or indirect parent of the Issuer or any of its Restricted Subsidiaries; provided that the amount of such net cash proceeds utilized pursuant to this clause (5) for any such repurchase, redemption, repayment, defeasance, satisfaction and discharge, acquisition or retirement will be excluded from Section 4.06(a)(3)(B) hereof; and provided, further, that the amounts available pursuant to this clause (5) to be utilized for Restricted Payments during any calendar years may be carried forward and utilized in a successive calendar year not to exceed $3.5 million available pursuant to this clause (5) in any calendar year;

(6)            the repurchase of Equity Interests deemed to occur upon the exercise of stock options or warrants or other convertible or exchangeable securities to the extent such Equity Interests represent a portion of the exercise price of those stock options or warrants or in connection with any tax withholding;

(7)            the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or any class or series of Preferred Stock of any Restricted Subsidiary of the Issuer issued on or after the Issue Date in accordance with Section 4.08(a) hereof to the extent such dividends are included in calculating “Fixed Charges”;

(8)            Restricted Payments that are made with Excluded Contributions;

(9)            Restricted Payments made in connection with the Transactions;

(10)            cash payments made by the Issuer in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer;

(11)            upon the occurrence of a Change of Control (or similarly defined term in other Indebtedness) and within 90 days after completion of the offer to repurchase Notes and other Parity Lien Obligations pursuant to Section 4.13 hereof (including the purchase of all Notes tendered), any repayment, repurchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of the Issuer or any Guarantor that is contractually subordinated in right of payment to the Notes or to any Note Guarantee to the extent the purchase price is not greater than 101% of the outstanding principal amount or liquidation preference thereof (plus accrued and unpaid interest and liquidated damages, if any);

(12)            repayment of Indebtedness incurred pursuant to Section 4.08(b)(15) hereof;

(13)            the payment of dividends on the Issuer’s Equity Interests (or the payment of dividends to any direct or indirect parent of the Issuer to fund the payment by such direct or indirect parent of the Issuer of dividends on such entity’s Equity Interests) in an aggregate amount not to exceed 6.0% per annum of the net proceeds received by the Issuer (or received by such direct or indirect parent of the Issuer and contributed to the Issuer) from any public offering of such Equity Interests of the Issuer or any direct or indirect parent of the Issuer, other than public offerings with respect to the Issuer’s (or such direct or indirect parent’s) Equity Interests registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

(14)            Restricted Payments made to repurchase, redeem or otherwise acquire or retire for value Equity Interests of the Issuer in an aggregate amount not to exceed the sum of (i) $24.0 million, plus (ii) to the extent that the amount of the Transactions is less than $116.0 million, the amount equal to the difference between $116.0 million and the amount of the Transactions; provided that Restricted Payments made pursuant to this clause (14) shall not in the aggregate exceed $28.5 million; and

(15)            other Restricted Payments in an aggregate amount not to exceed $11.0 million since the Issue Date;

provided, however, that at the time of, and after giving effect to, any Permitted Payment permitted under clauses (7), (11), (12), (14) and (15) above, no Default shall have occurred and be continuing or would occur as a consequence thereof.

(c)            The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The Fair Market Value of any assets or securities that are required to be valued by this Section 4.06 will be determined by the Board of Directors of the Issuer whose resolution with respect thereto will be delivered to the Trustee.

(d)            For purposes of determining compliance with this Section 4.06, the Issuer and its Restricted Subsidiaries may allocate all or any portion of such Restricted Payment among the categories (or portions thereof) described in clauses (1) through (15) of Section 4.06(b) hereof or among such categories (or portions thereof) and the types of Restricted Payments described in this Indenture (including categorizing in whole or in part as a Permitted Investment); provided that at the time of such allocation all such Restricted Payments, or allocated portions thereof, would be permitted to be made under the various provisions of this Section 4.06; provided, further, that the Issuer and its Restricted Subsidiaries may reclassify all or a portion of such Restricted Payment or Permitted Investment in any manner that complies with this Section 4.06 (based on circumstances existing at the time of such reclassification), and following such reclassification such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only the clause or clauses (or portions thereof) to which such Restricted Payment or Permitted Investment has been reclassified.

Section 4.07            Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a)            The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)            pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2)            make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3)            sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

(b)            However, the restrictions in Section 4.07(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1)            agreements contracts, instruments or obligations as in effect on the Issue Date (including any Priority Lien Documents or Parity Lien Documents) and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date (as determined in good faith by the Board of Directors of the Issuer);

(2)            the Note Documents;

(3)            applicable law, rule, regulation or order;

(4)            any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(5)            customary non-assignment provisions in contracts, leases and licenses entered into in the ordinary course of business;

(6)            purchase money obligations and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.06(a)(3) hereof;

(7)            any agreement for the sale or other disposition of a Restricted Subsidiary of the Issuer that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

(8)            Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced (as determined in good faith by the Board of Directors of the Issuer);

(9)            provisions contained in agreements governing Indebtedness secured by Liens permitted to be incurred under the provisions of Sections 4.08 and 4.11 hereof that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(10)            provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, trading agreements, supply agreements, purchase agreements, sale agreements, franchise agreements and other similar agreements, in each case, entered into in the ordinary course of business, which limitation is applicable only to the assets that are the subject of such agreements;

(11)            restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(12)            in the case of Section 4.07(a)(3) hereof, Liens permitted to be incurred under the provisions of Section 4.11;

(13)            agreements governing Indebtedness of any Foreign Subsidiary permitted to be incurred under the provisions of Section 4.08 hereof;

(14)            any agreements entered into after the Issue Date governing the terms of Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries permitted to be incurred under the provisions of Section 4.08 hereof; provided that the encumbrances or restrictions (a) are not materially more restrictive, taken as a whole (as determined in good faith by the Board of Directors of the Issuer), than those contained in the Note Documents and (b) the Issuer determines that such encumbrances or restrictions taken as a whole would not adversely affect the Issuer’s ability to make principal and interest payments on the Notes as and when they come due; and

(15)            any encumbrances or restrictions of the type referred to in Sections 4.07(a)(1), 4.07(a)(2) and 4.07(a)(3) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in Sections 4.07(b)(2) through 4.07(b)(14) hereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, not materially more restrictive, taken as a whole, with respect to such encumbrances and restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing (as determined in good faith by the Board of Directors of the Issuer).

Section 4.08            Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)            The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any Guarantor may incur Indebtedness (including Acquired Debt) or issue Preferred Stock, if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, would have been at least 2.0 to 1.0 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Stock had been issued, as the case may be, at the beginning of such four-quarter period.

(b)            The provisions of Section 4.08(a) hereof will not prohibit the incurrence of any of the following (collectively, “Permitted Debt”):

(1)            the incurrence by the Issuer and any Guarantor of Indebtedness and letters of credit under any Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed the greater of (i) $10.0 million and (ii) the maximum aggregate principal amount (or accreted value, as applicable) of Priority Lien Debt that, as of the date of incurrence and after giving pro forma effect to the application of the net proceeds therefrom, can be incurred without the Priority Secured Leverage Ratio exceeding 0.40 to 1.00 (the greater of (i) and (ii), the “Priority Lien Cap”);

(2)            the incurrence by the Issuer and its Restricted Subsidiaries of the Existing Indebtedness;

(3)            the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the Issue Date;

(4)            the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness or the issuance of Disqualified Stock or Preferred Stock represented by, as applicable, Capital Lease Obligations, mortgage financings, purchase money obligations or letters of credit, in each case, (x) incurred or issued for the purpose of financing, whether or not incurred at the time of such cost or acquisition, all or any part of the purchase price or cost of design, construction, lease, installation or improvement of real or personal property used or useful in the business of the Issuer or any of its Restricted Subsidiaries, or (y) with respect to assets that are acquired by the Issuer or any of its Restricted Subsidiaries in connection with the acquisition of restaurants, including from any of the Issuer’s or its Restricted Subsidiaries’ franchisees; provided that Indebtedness incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (4), including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness (but not Disqualified Stock or Preferred Stock) incurred pursuant to this clause (4), shall not exceed (i) the greater of (A) $2.5 million and (B) 10.0% of Consolidated Total Tangible Assets (as determined at the time of incurrence of such Indebtedness or issuance of such Disqualified Stock of Preferred Stock) plus (ii) the amount of such Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations of the type contemplated by this clause (4) that constitute Existing Indebtedness on the Issue Date that are permanently repaid, discharged or terminated (but not with the proceeds of Permitted Refinancing Indebtedness) subsequent to the Issue Date, at any one time outstanding;

(5)            the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under the Fixed Charge Coverage Ratio test set forth in Section 4.08(a) hereof or clauses (2), (3), (4) (with respect to Indebtedness only, and not with respect to Disqualified Stock or Preferred Stock), this clause (5), or clauses (16), (17) or (21) of this Section 4.08(b);

(6)            the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:

(A)            if the Issuer or any Guarantor is the obligor on such Indebtedness and the payee is not the Issuer or a Guarantor, such Indebtedness must be unsecured and expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes, in the case of the Issuer, or the Note Guarantee, in the case of a Guarantor; and

(B)             (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, not permitted by this clause (6);

(7)            the issuance by any of the Issuer’s Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of shares of Preferred Stock; provided, however, that:

(A)            any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer; and

(B)            any sale or other transfer of any such Preferred Stock to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer,

will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary not permitted by this clause (7);

(8)            the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations not entered into for speculative purposes;

(9)            the guarantee by the Issuer or any of its Restricted Subsidiaries of Indebtedness of the Issuer or a Restricted Subsidiary of the Issuer to the extent that the guaranteed Indebtedness was permitted to be incurred by another provision of this Section 4.08; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)            the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of bid, performance and surety bonds in the ordinary course of business (in each case other than for an obligation for money borrowed);

(11)            the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Issuer or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price, or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition), so long as the principal amount of such Indebtedness does not exceed the gross proceeds actually received by the Issuer or any of its Restricted Subsidiaries in connection with such transaction;

(12)            the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of: (a) unpaid insurance premiums owed to any Person providing property, casualty, liability or other insurance to the Issuer or any of its Subsidiaries in any fiscal year, provided that such Indebtedness is incurred only to defer the cost of such unpaid insurance premiums for such fiscal year and is outstanding only during such fiscal year; (b) workers’ compensation claims, self-insurance obligations, performance, indemnity, surety, judgment, appeal, advance payment, customs, value added or other tax or other guarantees or other similar bonds, instruments or obligations and completion guarantees and warranties provided by the Issuer or any of its Restricted Subsidiaries or relating to liabilities, obligations or guarantees Incurred in the ordinary course of business; (c) customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business; (d) letters of credit (provided that upon the drawing of such letters of credit, such obligations are reimbursed within 30 days of such drawing), bankers’ acceptance, guarantees or other similar instruments or obligations issued or relating to liabilities or obligations incurred in the ordinary course of business; and (e) any customary cash management, cash pooling or netting or setting off arrangements in the ordinary course of business (in the case of each of (a)-(e), other than for an obligation for borrowed money);

(13)            the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business; provided that if such instrument is honored and drawn against insufficient funds, then such Indebtedness is covered within 10 Business Days;

(14)            the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness representing deferred compensation to employees of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(15)            the incurrence by the Issuer or any Guarantor of Indebtedness owed to any current or former officer, director or employee of the Issuer or any of its Restricted Subsidiaries to finance the repurchase, redemption or other acquisition or retirement of Equity Interests held by current or former officer, director of employee to the extent such repurchase, redemption, acquisition or retirement is permitted pursuant to clause (5) of the definition of “Permitted Payments”; provided that such Indebtedness must be contractually subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes and the Note Guarantees;

(16)            Indebtedness (including Acquired Debt) of (x) the Issuer or any Guarantor incurred or issued to finance an acquisition of all or substantially of the assets of another Person (whether through merger, consolidation, the direct purchase of such assets or the acquisition of the Capital Stock of the Person owning such assets) or (y) Persons that are acquired by the Issuer or any Guarantor or merged into or consolidated with the Issuer or a Guarantor; provided that either: (a) the aggregate principal amount of all such Indebtedness, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16)(a), does not exceed $5.0 million at any time outstanding or (b) after giving effect to the incurrence of such Indebtedness, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16)(b), and such acquisition, merger or consolidation (in each case with such pro forma adjustments as are contemplated by the definition of “Fixed Charge Coverage Ratio”), either:

(A)            the Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of this covenant, or

(B)            the Fixed Charge Coverage Ratio of the Issuer would not be lower than immediately prior to such acquisition, merger or consolidation;

(17)            the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (17), not to exceed 100% of the Net Proceeds received by the Issuer from the issuance or sale (other than to a Restricted Subsidiary of the Issuer) of its Capital Stock (other than Disqualified Stock or an Excluded Contribution) or otherwise contributed to the equity capital of the Issuer (other than through the issuance of Disqualified Stock or an Excluded Contribution), in each case, subsequent to the Issue Date; provided, however, that any such Net Proceeds that are so received or contributed shall not increase the amount available for making Restricted Payments to the extent the Issuer and its Restricted Subsidiaries incur Indebtedness in reliance thereon pursuant to this clause (17);

(18)            the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness to the extent the proceeds of such Indebtedness are deposited to defease or discharge the Notes and this Indenture as described under Articles 8 and 12 hereof;

(19)            Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to a Credit Facility incurred pursuant to Section 4.08(b)(1) hereof, in a principal amount not in excess of the stated amount of such letter of credit;

(20)            the write-up of Indebtedness in accordance with purchase accounting or fair value accounting; and

(21)            the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness and the issuance of Disqualified Stock and Preferred Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness (but not Disqualified Stock or Preferred Stock) incurred pursuant to this clause (21), not to exceed $5.0 million.

The Issuer will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Issuer or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the Note Guarantee of such Guarantor on substantially identical terms; provided, however, that this Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to secured Indebtedness merely because it is unsecured or (2) secured Indebtedness as subordinated or junior to any other secured Indebtedness merely because it has a junior priority with respect to the same collateral or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements, collateral trust agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

For purposes of determining compliance with this Section 4.08, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Sections 4.08(b)(1) through 4.08(b)(21) hereof, or is entitled to be incurred pursuant to Section 4.08(a) hereof, the Issuer will be permitted, in its sole discretion, to divide or classify such item of Indebtedness on the date of its incurrence, or later divide, classify or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.08 and such item of Indebtedness will be treated as having been incurred pursuant to one or more such clauses or pursuant to Section 4.08(a) hereof.  The accrual of interest or Preferred Stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Preferred Stock or Disqualified Stock in the form of additional shares of the same class of Preferred Stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Preferred Stock or Disqualified Stock for purposes of this Section 4.08; provided, in each such case, that the amount thereof is included in the Fixed Charges of the Issuer as accrued.  For purposes of complying with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred.  Notwithstanding any other provision of this Section 4.08, the maximum amount of Indebtedness that the Issuer or any of its Restricted Subsidiaries may incur pursuant to this Section 4.08 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)            the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)            with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(3)            with respect to Hedging Obligations, the net amount payable, if any, by such Person if such Hedging Obligations terminated at that time due to default by such Person;

(4)            the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(5)            in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)            the Fair Market Value of such assets at the date of determination; and

(B)            the amount of the Indebtedness of the other Person.

Section 4.09            Asset Sales.

(a)            The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)            the Issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)            at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents; provided, however, to the extent that any disposition in such Asset Sale was of Collateral, the non-cash consideration received is pledged as Collateral under, to the extent required, and within the time period required, in the Security Documents, in accordance with the requirements set forth in this Indenture.  For purposes of this clause (2), each of the following will be deemed to be cash:

(A)            any liabilities, as shown on the Issuer’s most recent consolidated balance sheet, of the Issuer or any of its Restricted Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are (i) assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Issuer or such Restricted Subsidiary from further liability or (ii) retired, cancelled or otherwise terminated in connection with such Asset Sale;

(B)            any securities, notes or other obligations received by the Issuer or any of its Restricted Subsidiaries from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash within 180 days after such Asset Sale, to the extent of the cash received in that conversion; and

(C)            any stock or assets of the kind referred to in Sections 4.09(b)(3) or 4.09(b)(5) hereof (in the case of a disposition of Collateral, giving effect to the proviso thereto).

(b)            Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer (or its applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:

(1)            (a) to repay Priority Lien Obligations, or (b) solely with respect to Net Proceeds of an Asset Sale of assets that do not constitute Collateral, to repay Indebtedness and other Obligations of a Restricted Subsidiary that is not a Guarantor (other than Indebtedness owed to the Issuer or another Restricted Subsidiary of the Issuer);

(2)            to repay the Notes or any other Parity Lien Debt of the Issuer or any of its Restricted Subsidiaries (other than Indebtedness owed to the Issuer or any of its Restricted Subsidiaries); provided that if the Issuer or any Restricted Subsidiary shall so repay any Parity Lien Debt other than the Notes, the Issuer shall equally and ratably redeem or repurchase the Notes (a) as described under Section 3.07 hereof, (b) through open market or privately negotiated purchases in transactions that comply with this Indenture and applicable securities law, or (c) by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to purchase their Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to (but not including) the date of purchase;

(3)            to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Issuer; provided that to the extent such assets are acquired with the Net Proceeds of a disposition of Collateral, the assets acquired are pledged as Collateral and/or such Permitted Business is or becomes a Guarantor or owned by a Guarantor under, to the extent required by, and within the time period required by, this Indenture and the Security Documents;

(4)            to make a capital expenditure; provided that any such capital expenditure made with the Net Proceeds of a disposition of Collateral is with respect to assets that are pledged as Collateral under, to the extent required by, and within the time period required by, this Indenture and the Security Documents;

(5)            to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; provided that to the extent such assets (including Voting Stock) are acquired with the Net Proceeds of a disposition of Collateral, the assets acquired are pledged as Collateral under, and within the time period required by, this Indenture and the Security Documents; or

(6)            any combination of the foregoing.

Pending the final application of any Net Proceeds, the Issuer and its Restricted Subsidiaries may temporarily reduce revolving credit borrowings or temporarily invest the Net Proceeds in cash or Cash Equivalents.

(c)            If during the 365-day period mentioned in Section 4.09(b) hereof the Issuer (or its applicable Restricted Subsidiary) has entered into and not abandoned or rejected a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of Sections 4.09(b)(3), 4.09(b)(4) or 4.09(b)(5) hereof after the end of such 365-day period but prior to the 180th day following the end of such 365-day period, then such 365-day period will be extended with respect to the amount of Net Proceeds so committed until the earlier of (x) the date such Net Proceeds are required to be applied in accordance with the terms of such agreement, (y) the date of termination of such agreement and (z) the 180th day following the end of such 365-day period.

(d)            Any Net Proceeds from Asset Sales that are not applied or invested as provided in Sections 4.09(b) or 4.09(c) hereof, or that are designated as such pursuant to an Officers’ Certificate delivered to the Trustee, will constitute “Excess Proceeds”.  When the aggregate amount of Excess Proceeds exceeds $5.0 million, within 30 days thereof, the Issuer will make an Asset Sale Offer in accordance with Section 3.09 hereof to all Holders of Notes, and at the Issuer’s option, other holders of Parity Lien Debt, to purchase the maximum principal amount of Parity Lien Debt that may be purchased out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to (but not including) the date of purchase, and will be payable in cash.  The Issuer may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer prior to the expiration of the relevant 365-day period (as extended as provided in Section 4.09(c) hereof) or with respect to Excess Proceeds of $5.0 million or less if such Asset Sale Offer is otherwise conducted in accordance with the terms of this Indenture (including, without limitation, Section 3.09 hereof).  If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer and its Restricted Subsidiaries may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Parity Lien Debt tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis based on the amount of Notes and other Parity Lien Debt tendered into such Asset Sale Offer, unless otherwise required by law or applicable stock exchange or depositary requirements.  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

(e)            The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 3.09 hereof or this Section 4.09, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.09 by virtue of such compliance.

Section 4.10            Transactions with Affiliates.

(a)            The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer involving aggregate payments or consideration in excess of $1.0 million (each, an “Affiliate Transaction”), unless:

(1)            the Affiliate Transaction is on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(2)            the Issuer delivers to the Trustee:

(A)            with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors of the Issuer set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions comply with this Section 4.10 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Issuer; and

(B)            with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an independent accounting, appraisal or investment banking firm together with a resolution of the board of directors of the Issuer set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions comply with this covenant and that such Affiliate Transaction has been approved by a majority of disinterested members of the board of directors of the Issuer.

(b)            The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.10(a) hereof:

(1)            any employment, severance, incentive or consulting agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto, and the issuance of Equity Interests of the Issuer (other than Disqualified Stock) to directors and employees, including, without limitation, any amendments thereto entered into after the Issue Date; provided, that the terms of any such amendment are not materially less favorable to the Issuer or any of its Restricted Subsidiaries, taken as a whole (as determined in good faith by the Board of Directors of the Issuer);

(2)            transactions between or among the Issuer and/or its Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary of the Issuer as part of such transaction or transactions;

(3)            transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through one of its Restricted Subsidiaries, an Equity Interest in, or controls, such Person;

(4)            any issuance of Equity Interests (other than Disqualified Stock) of the Issuer to Affiliates of the Issuer;

(5)            Permitted Investments (other than as described in clause (11) of the definition thereof), Permitted Payments or Restricted Payments that do not violate the provisions of Section 4.06 hereof;

(6)            loans and advances (including in respect of indemnification or similar arrangements) to officers, directors, consultants and employees of the Issuer or any of its Restricted Subsidiaries in an aggregate principal amount not to exceed $1.5 million at any one time outstanding;

(7)            any transaction with suppliers, franchisees, clients, joint venture partners or purchasers or sellers of goods or services (including pursuant to joint venture agreements) in the ordinary course of business that are on substantially similar terms to those contained in similar transactions by the Issuer or any of its Restricted Subsidiaries with unaffiliated suppliers, franchisees, clients, joint venture partners or purchasers or sellers of goods or services (including pursuant to joint venture agreements);

(8)            transactions between the Issuer or any of its Restricted Subsidiaries and any Person that is an Affiliate of the Issuer or any of its Restricted Subsidiaries solely because a member of the Board of Directors of such Person is also a member of the Board of Directors of the Issuer; provided that such member of the Board of Directors abstains from voting on any matter involving such other Person;

(9)            the entry into any customary tax-sharing agreement between the Issuer or any of its Restricted Subsidiaries; provided that any payment made under any such tax-sharing agreement is, at the time made, otherwise permitted under Section 4.06 hereof;

(10)            intercompany transactions undertaken in good faith (as determined by the Board of Directors of the Issuer) for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any covenant or other provision set forth in this Indenture;

(11)            the incurrence or repayment of Indebtedness incurred pursuant to Section 4.08(b)(15) hereof;

(12)            any contracts, instruments or other agreements or arrangements in each case as in effect on the Issue Date, and any transactions pursuant thereto or contemplated thereby, or any amendment, modification or supplement thereto or any replacement thereof entered into from time to time, so long as such agreement or arrangement as so amended, modified, supplemented or replaced, taken as a whole, is not materially more disadvantageous to the Issuer and its Restricted Subsidiaries at the time executed than the original agreement or arrangement as in effect on the Issue Date (as determined in good faith by the Board of Directors of the Issuer);

(13)            any contribution to the common equity capital of the Issuer or any of its Restricted Subsidiaries and any registration rights in favor of the holders of any of the Issuer’s securities;

(14)            the pledge of Equity Interests of any Unrestricted Subsidiary of the Issuer;

(15)            a transaction (or series of related transactions) for which the Issuer or any of its Restricted Subsidiaries delivers to the Trustee an opinion issued by an independent nationally recognized accounting, appraisal or investment banking firm stating that the terms of such transaction (or series of related transactions) are fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 4.10(a)(1) hereof;

(16)            any merger, consolidation or reorganization of the Issuer with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer under the laws of another state of the United States of America; and

(17)            any payment in respect of the Notes made on a pro rata basis to the Holders thereof.

Section 4.11            Liens.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset or property now owned or hereafter acquired or any proceeds, income or profits therefrom, in each case securing any Indebtedness, except Permitted Liens.

For purposes of determining compliance with this Section 4.11, in the event that a Lien securing an item of Indebtedness meeting the criteria of more than one of the categories of “Permitted Liens” described in the definition of “Permitted Liens”, the Issuer will be permitted, in its sole discretion, to divide or classify such Lien on the date of its incurrence, or later divide, classify or reclassify all or a portion of such Lien, in any manner that complies with this Section 4.11 and such Lien will be treated as having been incurred pursuant to one or more such categories.

With respect to any Lien securing an item of Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.  The “Increased Amount” of any item of Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of Capital Stock of the Issuer (other than Disqualified Stock), the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, the accretion of liquidation preference, increases in the amount of Indebtedness outstanding solely as a result of fluctuations in exchange rates or currency values or increases in the value of property securing Indebtedness.

Section 4.12            Business Activities.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Issuer and its Restricted Subsidiaries taken as a whole, it being understood that the Issuer and its Restricted Subsidiaries shall be deemed to be in compliance with this Section 4.12 if the Issuer or any of its Restricted Subsidiaries acquire another Person that is primarily engaged in Permitted Businesses or acquire business operations that primarily consist of Permitted Businesses and the Issuer or such Restricted Subsidiary of the Issuer continues to operate such acquired Person’s operations or such acquired business operations, as the case may be.

Section 4.13            Offer to Repurchase Upon Change of Control.

(a)            Upon the occurrence of a Change of Control, the Issuer will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to a minimum amount of $2,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased to (but not including) the date of repurchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date in respect of then outstanding Notes (the “Change of Control Payment”).  Within 30 days following any Change of Control, the Issuer will provide a notice to the Trustee and each Holder of Notes describing the transaction or transactions that constitute the Change of Control and stating:

(1)            that the Change of Control Offer is being made pursuant to this Section 4.13 and that all Notes tendered will be accepted for payment;

(2)            the purchase price and the purchase date, which date will be no earlier than 30 days and no later than 60 days from the date such notice is provided (the “Change of Control Payment Date”);

(3)            that any Note not tendered will continue to accrue interest;

(4)            that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)            that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)            that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)            that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.13, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.13 by virtue of such compliance.

(b)            On or before the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1)            accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)            deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)            deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

The paying agent will promptly arrange for payment to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and provide (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any.  The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)            Notwithstanding anything to the contrary in this Section 4.13, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party (including an Affiliate of the Issuer) makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.13 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

(d)            Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Section 4.14            Payments for Consent.

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.  Notwithstanding the foregoing, in the case of an offering of securities to Holders of Notes by the Issuer or any of its Restricted Subsidiaries (including, without limitation, through an exchange offer) in which a consent, waiver or amendment is sought, if such offering is intended to be exempt from the registration requirements of the Securities Act, then the Issuer or any of its Restricted Subsidiaries may offer and issue such securities only to Holders of Notes who are eligible to receive such securities in accordance with such exemption from the registration requirements of the Securities Act.

Section 4.15            Additional Note Guarantees.

If the Issuer or any of its Restricted Subsidiaries acquires or creates another Wholly-Owned Domestic Restricted Subsidiary after the Issue Date, or if any Subsidiary of the Issuer guarantees any other Indebtedness of the Issuer or any Guarantor, then the Issuer will cause such newly acquired or created Wholly-Owned Domestic Restricted Subsidiary, Subsidiary that guarantees other Indebtedness of the Issuer or a Guarantor, as the case may be, to:

(1)            execute a supplemental indenture (the form of such supplemental indenture is attached as Exhibit F hereto) in form reasonably satisfactory to the Trustee pursuant to which it will become a Guarantor;

(2)            become a party to the Security Documents and pledge its assets to the extent they would constitute Collateral and take all other actions reasonably necessary or as the Collateral Trustee reasonably determines to be necessary or advisable to grant to the Collateral Trustee for the benefit of the Holders a perfected Parity Lien in assets that constitute or should constitute Collateral pursuant to this Indenture and Security Documents, including making any filings and entering into any certificates, documents or other instruments, as applicable;

(3)            take such further action and execute and deliver such other documents as may be reasonably requested by the Trustee or Collateral Trustee to effect the foregoing; and

(4)            deliver an Opinion of Counsel satisfactory to the Trustee as required by this Indenture, including as to the enforceability of the supplemental indenture, and to the Collateral Trustee as required by the Security Documents, including as to the validity and perfection of the Parity Liens on the Collateral granted by the Wholly-Owned Domestic Restricted Subsidiary, in each case, within 30 Business Days of the date on which such Wholly-Owned Domestic Restricted Subsidiary was acquired or created or such Subsidiary guaranteed such other Indebtedness.

The Issuer may elect, in its sole discretion, to cause any Subsidiary of the Issuer that is not otherwise required to be a Guarantor to become a Guarantor, in which case such Subsidiary shall not be required to comply with the 30 Business Day period applicable to clause (4) above.

Section 4.16            Designation of Restricted and Unrestricted Subsidiaries.

The Board of Directors of the Issuer may designate any Restricted Subsidiary of the Issuer to be an Unrestricted Subsidiary if that designation would not cause a Default or an Event of Default.  If a Restricted Subsidiary of the Issuer is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under one or more clauses of Section 4.06 hereof or under one or more clauses of the definition of “Permitted Investments”, as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary of the Issuer otherwise meets the definition of an “Unrestricted Subsidiary”.  The Board of Directors of the Issuer may redesignate any Unrestricted Subsidiary of the Issuer to be a Restricted Subsidiary if that redesignation would not cause a Default or an Event of Default.

Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.06 hereof.  If, at any time, any Unrestricted Subsidiary of the Issuer would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.08 hereof, the Issuer will be in default of such Section 4.08.  The Trustee shall have no obligation to monitor the status of any such Subsidiary or whether a Default or Event of Default exists at such time as a Subsidiary shall cease  to be Unrestricted Subsidary.  The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary of the Issuer to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if: (1) such Indebtedness is permitted under Section 4.08 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

ARTICLE 5
SUCCESSORS

Section 5.01            Merger, Consolidation or Sale of Assets.

The Issuer will not, directly or indirectly: (a) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (b) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)            either: (i) the Issuer is the surviving corporation; or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Notes is a corporation organized or existing under any such laws;

(2)            the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under the Notes, this Indenture and the Security Documents pursuant to agreements reasonably satisfactory to the Trustee;

(3)            immediately after such transaction, no Default or Event of Default shall have occurred and be continuing;

(4)            the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.08(a) hereof or (ii) have had a Fixed Charge Coverage Ratio equal to or greater than the actual Fixed Charge Coverage Ratio for the Issuer for such four-quarter period; and

(5)            the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, security agreements and other documents and instruments comply with this Indenture.

This Section 5.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Restricted Subsidiaries.  Sections 5.01(3) and 5.01(4) hereof will not apply to any merger or consolidation of the Issuer (a) with or into one of its Restricted Subsidiaries for any purpose or (b) with or into an Affiliate solely for the purpose of reincorporating the Issuer in another jurisdiction.

Section 5.02            Successor Corporation Substituted.

Upon any consolidation or merger of the Issuer or a Guarantor, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer or Guarantor in a transaction that is subject to, and complies with the provisions of, Section 5.01 hereof, the successor Person formed by such consolidation or into which the Issuer or such Guarantor, as applicable, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” or the “Guarantor”, as applicable, shall refer instead to the successor Person and not to the Issuer or such Guarantor, as applicable), and may exercise every right and power of, the Issuer or such Guarantor, as applicable, under this Indenture, the Notes and the Note Guarantees, as applicable, with the same effect as if such successor Person had been named therein as the Issuer or such Guarantor, as applicable, and, except in the case of a lease, the Issuer or such Guarantor, as applicable, will be released from the obligation to pay the principal of, premium on, if any, and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, this Indenture, and its Note Guarantee, as applicable.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01            Events of Default.

Each of the following is an “Event of Default”:

(1)            default for 30 days in the payment when due of interest on the Notes;

(2)            default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3)            failure by the Issuer or any of its Restricted Subsidiaries to comply with the provisions of Section 5.01 hereof;

(4)            failure by the Issuer or any of its Restricted Subsidiaries for 60 days after notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture or the Security Documents governing the Parity Lien Obligations;

(5)            default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(A)            is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B)            results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

(6)            failure by the Issuer or any Significant Subsidiary of the Issuer (or any group of Restricted Subsidiaries of the Issuer that together (as of the latest audited consolidated financial statements of the Issuer) would constitute a Significant Subsidiary of the Issuer) to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $5.0 million (net of amounts covered by insurance policies issued by unaffiliated reputable and creditworthy insurance companies that have not denied coverage), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered in full by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(7)            except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(8)            unless all of the Collateral has been released from the Parity Liens securing the Notes (and such Parity Liens have not been reinstated), the Parity Liens created by the Security Documents shall at any time not constitute a valid, perfected and enforceable Parity Lien on any portion of the Collateral with a Fair Market Value in excess of $3.5 million intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required by this Indenture or the Security Documents), or, except for expiration or termination in accordance with its terms or amendment, modification, waiver, termination or release in accordance with the terms of this Indenture, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability of any of the Security Documents shall be contested by the Issuer or any Guarantor or any Person acting on behalf of any of them, or the Issuer or any Guarantor or any Person acting on behalf of any of them denies or disaffirms, in writing, any obligations of the Issuer or any other Guarantor set forth in or arising under any security document (an event of default specified in this clause a “collateral default”) if in any case such collateral default continues for 60 days after notice to the Issuer by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to the Issuer and the Trustee;

(9)            the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Issuer pursuant to or within the meaning of Bankruptcy Law:

(A)            commences a voluntary case;

(B)            consents to the entry of an order for relief against it in an involuntary case;

(C)            consents to the appointment of a custodian of it or for all or substantially all of its property;

(D)            makes a general assignment for the benefit of its creditors; or

(E)            generally is not paying its debts as they become due; and

(10)            a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)            is for relief against the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer in an involuntary case;

(B)            appoints a custodian of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer; or

(C)            orders the liquidation of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary of the Issuer;

and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02            Acceleration.

In the case of an Event of Default specified in Sections 6.01(9) or 6.01(10) hereof, with respect to the Issuer, any Restricted Subsidiary of the Issuer that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice.  If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Upon any such declaration, the Notes shall become due and payable immediately.

In the event of a declaration of acceleration of the Notes because an Event of Default has occurred and is continuing as a result of the acceleration of any Indebtedness described in Section 6.01(5) hereof, the declaration of acceleration of the Notes shall be automatically annulled, waived and rescinded if the holders of any Indebtedness described in Section 6.01(5) hereof have rescinded or waived the declaration of acceleration in respect of such Indebtedness within 30 days of the date of such declaration, the default that is the basis for such acceleration shall have been cured or the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived, and all amounts owing to the Trustee and Collateral Trustee have been paid.

Section 6.03            Other Remedies.

Subject to the terms of the Collateral Trust Agreement, if an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium on, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.04            Waiver of Past Defaults.

The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of principal of, premium on, if any, and interest on, the Notes (including in connection with an offer to purchase) or in respect of a covenant in this Indenture that cannot be amended without the consent of each Holder of Notes.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05            Control by Majority.

Subject to the terms of the Collateral Trust Agreement, the Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.  The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, premium on, if any, and interest on, the Notes.

Section 6.06            Limitation on Suits.

Except to enforce the right to receive payment of principal, premium, if any, when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)            such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)            Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)            such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)            the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)            Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders).

Section 6.07            Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, premium on, if any, or interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08            Collection Suit by Trustee.

Subject to the terms of the Collateral Trust Agreement, if an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium on, if any, and interest, if any, remaining unpaid on the Notes and interest on overdue principal.

Section 6.09            Trustee May File Proofs of Claim.

Subject to the terms of the Collateral Trust Agreement, the Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10            Priorities.

Subject to the terms of the Collateral Trust Agreement and the Security Agreement, if the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First:             to the Trustee and the Collateral Trustee, their respective agents and attorneys for amounts due under Section 7.06 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the Collateral Trustee and the costs and expenses of collection;

Second:        to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, if any, respectively; and

Third:            to the Issuer, or to the extent the Trustee collects any amount for or from any Guarantor, to such Guarantor or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11            Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
TRUSTEE

Section 7.01            Duties of Trustee.

(a)            If an Event of Default actually known to the Trustee to have occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)            Except during the continuance of an Event of Default of which the Trustee has knowledge:

(1)            the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)            in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, in the case of any such certificates or opinions which by any provision are specifically required to be furnished to the Trustee, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)            The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1)            this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)            the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

(3)            the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.04 and 6.05 hereof.

(d)            Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)            No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability.  The Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any Holders of Notes unless such Holders have offered to the Trustee indemnity or security to its satisfaction against any loss, liability or expense.

(f)            The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02            Rights of Trustee.

(a)            The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)            Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)            The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)            The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or gross negligence.

(e)            Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.  The Trustee shall have no duty to inquire as to the performance of, or otherwise monitor compliance with, the Company’s covenants herein.

(f)            The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(h)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i)            The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes or this Indenture.

(j)            In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)            The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(l)            The permissive rights of the Trustee enumerated herein shall not be construed as duties.

Section 7.03            Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Section 7.09 hereof.

Section 7.04            Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Beyond the exercise of reasonable care in the custody thereof and the fulfillment of its obligations under this Indenture and the Security Documents, the Trustee and the Collateral Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto.  The Trustee  and the Collateral Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.

The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value, sufficiency or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by the Collateral Trust Agreement or any other Security Document, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Security Documents, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral, any Collateral Agreements or any agreement or assignment contained in any thereof, for the validity of the title of the Issuer or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

Section 7.05            Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 60 days after it is known to a Responsible Officer of the Trustee.  Except in the case of a Default or Event of Default in payment of principal of, premium on, if any, or interest, if any, on, any Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

Section 7.06            Compensation and Indemnity.

(a)            The Issuer will pay to the Trustee and the Collateral Trustee from time to time such compensation for their acceptance of this Indenture and services hereunder as mutually agreed to in writing.  The Trustee’s and Collateral Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust.  The Issuer will reimburse the Trustee and the Collateral Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services.  Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s and Collateral Trustee’s agents and counsel.

(b)            The Issuer and the Guarantors will indemnify the Trustee and Collateral Trustee against any and all losses or liabilities and reasonable expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.06) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith.  The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer will not relieve the Issuer or any of the Guarantors of their obligations hereunder.  The Issuer or such Guarantor will defend the claim and the Trustee will cooperate in the defense.  The Trustee and the Collateral Trustee may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel.  Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)            The obligations of the Issuer and the Guarantors under this Section 7.06 will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(d)            To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium on, if any, or interest, if any, on, particular Notes.  Such Lien will survive the satisfaction and discharge of this Indenture.

(e)            When the Trustee incurs expenses or renders services after an Event of Default specified Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.07            Replacement of Trustee.

(a)            A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07.

(b)            The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(1)            the Trustee fails to comply with Section 7.09 hereof;

(2)            the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)            a custodian or public officer takes charge of the Trustee or its property; or

(4)            the Trustee becomes incapable of acting.

(c)            If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d)            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction, at the expense of the Issuer, for the appointment of a successor Trustee.

(e)            If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.09 hereof, such Holder may petition any court of competent jurisdiction, at the expense of the Issuer, for the removal of the Trustee and the appointment of a successor Trustee.

(f)            A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee will mail a notice of its succession to Holders.  The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.06 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 hereof will continue for the benefit of the retiring Trustee.

Section 7.08            Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.09            Eligibility; Disqualification.

There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01            Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may at any time, at the option of the Board of Directors of the Issuer evidenced by a resolution set forth in an Officers’ Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02            Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)            the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)            the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3)            the rights, powers, trusts, duties and immunities of the Trustee under this Indenture and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4)            this Article 8.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03            Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 4.03, 4.04(a), 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15 and 4.16 hereof and Section 5.01(4) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby.  In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(8) hereof will not constitute Events of Default.

Section 8.04            Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)            the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants delivered to the Trustee to pay the principal of, or interest and premium, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption.  Any Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee substantially concurrently with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2)            in the case of an election under Section 8.02 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that:

(A)            the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)            since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel in the United States of America will confirm that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)            in the case of an election under Section 8.03 hereof, the Issuer must deliver to the Trustee an Opinion of Counsel in the United States of America reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)            no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings);

(5)            such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of the Guarantors is a party or by which the Issuer or any of the Guarantors is bound (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6)            the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(7)            the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel in the United States of America (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05            Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06            Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium on, if any, or interest, if any, on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest, if any, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease.

Section 8.07            Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium on, if any, or interest, if any, on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01            Without Consent of Holders of Notes.

Notwithstanding Section 9.02 hereof, without the consent of any Holder of Notes, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes, the Note Guarantees, the Collateral Trust Agreement or the Security Documents:

(1)            to cure any ambiguity, mistake, defect or inconsistency, in each case as certified in an Officers’ Certificate;

(2)            to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)            to provide for the assumption of the Issuer’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees by a successor to the Issuer or such Guarantor pursuant to Article 5 or Article 11 hereof;

(4)            to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights under this Indenture of any Holder of Notes;

(5)            to add any covenant for the benefit of the Holders of Notes or to surrender any right or power conferred upon the Issuer or a Guarantor pursuant to this Indenture;

(6)            to conform the text of this Indenture, the Notes, the Note Guarantees or the Security Documents to any provision of the “Description of Notes” section of the Offering Memorandum, to the extent that such provision in such “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Notes, the Note Guarantees or the Security Documents, which intent may be evidenced by an Officers’ Certificate to that effect;

(7)            to provide for the issuance of Additional Notes, in accordance with the limitations set forth in this Indenture as of the Issue Date;

(8)            to provide for the issuance of (a) exchange Notes that do not adversely affect the rights of any Holder of Notes or (b) private exchange Notes, which are identical to exchange Notes except that they are not freely transferable;

(9)            to add a Guarantor or other obligor under this Indenture or otherwise allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes;

(10)            to comply with the rules of any applicable depositary;

(11)            to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) this Indenture as so amended would not permit the transfer of Notes in violation of the Securities Act or any applicable securities law, and (b) such amendment does not adversely affect the rights of the Holders of Notes; or

(12)            to make, complete or confirm any Note Guarantee or any grant of Collateral permitted or required by this Indenture or any of the Security Documents or any discharge or release of any Note Guarantee or any Collateral that is permitted by this Indenture or any of the Security Documents.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02            With Consent of Holders of Notes.

Except as provided in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture (including, without limitation, Sections 3.09, 4.09 and 4.13 hereof), the Notes, the Note Guarantees or the Security Documents with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Note Guarantees or the Security Documents (except as provided below with respect to releases of Collateral) may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Section 2.08 hereof shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Indenture, the Notes or the Note Guarantees.  However, without the consent of each Holder of Notes affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

(1)            reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)            reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.09 and 4.13 hereof);

(3)            reduce the rate of or change the time for payment of interest on any Note;

(4)            waive a Default or Event of Default in the payment of principal of, or interest or premium on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)            make any Note payable in money other than that stated in the Notes;

(6)            make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium on the Notes;

(7)            waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.09 or 4.13 hereof);

(8)            release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(9)            make any change in the preceding amendment and waiver provisions.

In addition, any amendment to, or waiver of, the provisions of this Indenture or any Security Document that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, notes held by the Issuer or any of its Subsidiaries, or by any Person directly or indirectly controlled by the Issuer or any of its Subsidiaries, will be considered as though not outstanding.

Section 9.03            Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04            Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05            Trustee to Sign Amendments, etc.

The Trustee will sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuer may not sign an amended or supplemental indenture until the Board of Directors of the Issuer approves it.  In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.02 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

Section 9.06            Amendment of Security Documents.

In addition to and notwithstanding Section 9.02 hereof, without the consent of any Holder of Notes, the Trustee and the Collateral Trustee will be authorized to amend the Security Documents (i) to add additional secured parties holding, and to secure any, Parity Lien Obligations or Priority Lien Obligations permitted to be incurred pursuant to the terms of the Indenture and the Security Documents, in each case with the same Lien priorities and rights as provided in the Collateral Trust Agreement and (ii) to enter into collateral trust or intercreditor arrangements with the holders of any such Parity Lien Obligations or Priority Lien Obligations described in clause (i) so long as the terms of such collateral trust or intercreditor arrangements are not less favorable to the Holders of Notes than the collateral trust or intercreditor provisions contained in the Security Documents and the Collateral Trust Agreement as of the Issue Date.

ARTICLE 10
COLLATERAL AND SECURITY

Section 10.01            Security Interest.

The due and punctual payment of the principal of, premium on, if any, and interest on, the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any (to the extent permitted by law), on the Notes and performance of all other obligations of the Issuer to the Holders or the Trustee (including, without limitation, the Note Guarantees), according to the terms hereunder or thereunder, are secured as provided in the Security Documents.

Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms hereof and of the Collateral Trust Agreement and authorizes and appoints U.S. Bank National Association as the Trustee and as Collateral Trustee, and each Holder and the Trustee direct the Collateral Trustee to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.  Each of the Issuer and the Guarantors consents and agrees to be bound by the terms of the Security Documents, as the same may be in effect from time to time, and agrees to perform its obligations thereunder in accordance therewith.

The Issuer will deliver to the Trustee copies of all documents delivered to the Collateral Trustee pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee and the Collateral Trustee the security interest in the Collateral contemplated hereby, by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed.  The Issuer will take, and will cause the Guarantors to take any and all actions required to cause the Security Documents to create and maintain, as security for the Parity Lien Obligations of the Issuer hereunder, a valid and enforceable perfected Lien in and on all the Collateral, in favor of the Collateral Trustee for the benefit of the Holders of Notes and holders of other Parity Lien Obligations, to the extent required by, and with the Lien priority required under, the Security Documents.

Section 10.02            Collateral Trust Agreement.

This Article 10 and the provisions of each other Security Document are subject to the terms, conditions and benefits set forth in the Collateral Trust Agreement.  Each of the Issuer and each Guarantor consents to, and agrees to be bound by, the terms of the Collateral Trust Agreement, as the same may be in effect from time to time, and to perform its obligations thereunder in accordance therewith.  By its acceptance of its Note, each Holder of Notes hereby (a) acknowledges that it has received a copy of the Collateral Trust Agreement, (b) consents to the subordination of Liens provided for in the Collateral Trust Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Collateral Trust Agreement and (d) authorizes and instructs the Collateral Trustee to enter into the Collateral Trust Agreement as Collateral Trustee and on behalf of such Holder.  The foregoing provisions are intended as an inducement to the Priority Secured Parties under the Priority Lien Security Documents to permit the Incurrence of Indebtedness under this Indenture and to extend credit to the Issuer and certain of its Subsidiaries and such Priority Lien Secured Parties are intended third party beneficiaries of such provisions.  In the event of any conflict or inconsistency between the provisions of the Collateral Trust Agreement and the provisions of this Indenture or the other Note Documents, the provisions of the Collateral Trust Agreement shall control.

Section 10.03            Collateral Trustee.

(1)            U.S. Bank National Association will initially act as the Collateral Trustee for the benefit of the Holders of the Notes and all other Parity Lien Obligations outstanding from time to time.

(2)            Neither the Issuer, nor any of its Affiliates may act as Collateral Trustee.

(3)            The Collateral Trustee will hold (directly or through co-trustees or agents), and will be entitled to enforce, all Parity Liens on the Collateral created by the Security Documents.

(4)            Except as provided in the Collateral Trust Agreement or the Security Agreement or as directed by an Act of Required Secured Parties (as defined in the Collateral Trust Agreement) in accordance with the Collateral Trust Agreement, the Collateral Trustee will not be obligated:

(A)            to act upon directions purported to be delivered to it by any Person;

(B)            to foreclose upon or otherwise enforce any Lien; or

(C)            to take any other action whatsoever with regard to any or all of the Security Documents, the Liens created thereby or the Collateral.

(5)            The Collateral Trustee shall have all rights and protections in its dealings under the Security Documents as are provided to the Trustee under Article 7 hereof.

Section 10.04            Release of Collateral.

The Collateral Trustee’s Parity Liens upon the Collateral will no longer secure the Notes outstanding under this Indenture or any other Obligations under this Indenture, and the right of the Holders of the Notes and such Obligations to the benefits and proceeds of the Collateral Trustee’s Parity Liens on the Collateral securing the Notes will terminate and be discharged:

(1)            upon satisfaction and discharge of this Indenture as set forth under Article 12 hereof;

(2)            upon a Legal Defeasance or Covenant Defeasance of the Notes as set forth under Article 8 hereof;

(3)            upon payment in full and discharge of all Notes outstanding under this Indenture and all Obligations that are outstanding, due and payable under this Indenture at the time the Notes are “Paid in Full” (as defined in the Collateral Trust Agreement) and discharged;

(4)            in whole or in part, with the consent of the Holders of the requisite percentage of Notes in accordance with the provisions of Article 9 hereof;

(5)            with respect to any Guarantor, upon the release of such Guarantor’s Note Guarantee in accordance with the terms of this Indenture; or

(6)            as to any Collateral of a Restricted Subsidiary that is designated as an Unrestricted Subsidiary in a transaction or other circumstance that complies with the provisions of this Indenture and other relevant provisions of any other Security Documents, at the time such Restricted Subsidiary is designated as an Unrestricted Subsidiary.

In addition, the Collateral Trustee’s Parity Liens upon the Collateral will be released upon the terms and subject to the conditions set forth in Section 4.1 of the Collateral Trust Agreement and in accordance with the Security Agreement.

The release of any Collateral from the terms of this Indenture and the Security Documents will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Security Documents.

Section 10.05            Equal and Ratable Sharing of Collateral by Holders of Parity Lien Debt.

Notwithstanding:

(1)            anything to the contrary contained in the Security Documents;

(2)            the time of incurrence of any Series of Parity Lien Debt;

(3)            the order or method of attachment or perfection of any Liens securing any Series of Parity Lien Debt;

(4)            the time or order of filing or recording of financing statements, mortgages or other documents filed or recorded to perfect any Lien upon any Collateral;

(5)            the time of taking possession or control over any Collateral;

(6)            that any Parity Lien may not have been perfected or may be or have become subordinated, by equitable subordination or otherwise, to any other Lien; or

(7)            the rules for determining priority under any law governing relative priorities of Liens:

(A)            all Parity Liens granted at any time by the Issuer or any Guarantor will secure, equally and ratably, all present and future Parity Lien Obligations; and

(B)            all proceeds of all Parity Liens granted at any time by the Issuer or any Guarantor will be allocated and distributed equally and ratably on account of the Parity Lien Debt and other Parity Lien Obligations.

This Section 10.05 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Collateral Trustee as a holder of Parity Liens.

Section 10.06            Authorization of Receipt of Funds by the Trustee Under the Security Documents and Actions to Be Taken by the Trustee Under the Security Documents.

The Trustee and the Collateral Trustee are each authorized to receive any funds for the benefit of Holders distributed under the Security Documents to the Trustee or the Collateral Trustee, to apply such funds as provided in Section 6.10 hereof.

Subject to the provisions of Sections 7.01 and 7.02 hereof, and to the terms of the Collateral Trust Agreement and the Security Agreement, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, direct, on behalf of the Holders of Notes, the Collateral Trustee to take all actions it deems necessary or appropriate in order to:

(1)            enforce any of the terms of the Security Documents; and

(2)            collect and receive any and all amounts payable in respect of the Obligations of the Issuer hereunder.

Subject to the Collateral Trust Agreement and the Security Agreement, the Trustee is authorized and empowered to institute and maintain, or to direct the Collateral Trustee to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Liens on the Collateral or the Security Documents to which the Collateral Trustee or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Collateral Trustee or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Collateral Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of holders, the Trustee or the Collateral Trustee.

Section 10.07            Relative Rights.

Nothing in this Indenture or the Security Documents will:

(1)            impair, as between the Issuer and the Holders of the Notes, the obligation of the Issuer to pay principal of, premium on, if any, and interest on, the Notes in accordance with their terms or any other obligation of the Issuer or any Guarantor;

(2)            affect the relative rights of Holders of Notes as against any other creditors of the Issuer or any Guarantor (other than holders of other Parity Liens, Priority Liens or Permitted Prior Liens);

(3)            restrict the right of any Holder of Notes to sue for payments that are then due and owing (but not enforce any judgment in respect thereof against any Collateral to the extent specifically prohibited by the provisions of Section 2.4 or Section 2.8 of the Collateral Trust Agreement;

(4)            restrict or prevent any Holder of Notes or holders of other Parity Lien Obligations, the Collateral Trustee or any Parity Lien Representative from exercising any of its rights or remedies upon a Default or Event of Default not specifically restricted or prohibited by the provisions of Section 2.4 or Section 2.8 of the Collateral Trust Agreement; or

(5)            restrict or prevent any Holder of Notes or holders of other Parity Lien Obligations, the Collateral Trustee or any Parity Lien Representative from taking any lawful action in an insolvency or liquidation proceeding not specifically restricted or prohibited by the provisions of Section 2.4 or Section 2.8 of the Collateral Trust Agreement.

Section 10.08            Further Assurances; Insurance.

The Issuer and each of the Guarantors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the Secured Parties, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become, or are required by any Secured Debt Document to become, Collateral after the Notes are issued), in each case, as contemplated by, and with the Lien priority required under, the Security Documents, and subject to the limitations set forth in the Secured Debt Documents.  Without limiting the foregoing, to the extent that any security interest in the Collateral securing the Notes cannot be perfected on or prior to the date of this Indenture, the Issuer will use commercially reasonable efforts to do or cause to be done all acts and things that may be required, to have all security interests in the Collateral duly created and enforceable and perfected, to the extent required by the Security Documents, no later than 90 days after the Issue Date.

Upon the reasonable request of the Collateral Trustee or any Secured Debt Representative at any time and from time to time, the Issuer and each of the Guarantors will promptly execute, acknowledge and deliver such Security Documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Secured Debt Documents for the benefit of the Secured Parties.

Upon reasonable request by the Collateral Trustee, the Issuer and the Guarantors shall, within a reasonable amount of time after receipt of such request, use their commercially reasonable efforts (i) to correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Collateral Trustee, may reasonably require from time to time in order to carry out more effectively the purposes of the Security Documents.

The Issuer and the Guarantors will:

(1)            keep their properties adequately insured at all times by financially sound and reputable insurers;

(2)            maintain such other insurance, to such extent and against such risks (and with such deductibles, retentions and exclusions), including fire and other risks insured against by extended coverage and coverage for acts of terrorism, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by them;

(3)            maintain such other insurance as may be required by law; and

(4)            maintain such other insurance as may be required by the Security Documents.

Upon the reasonable request of the Collateral Trustee, the Issuer and the Guarantors will furnish to the Collateral Trustee full information as to their property and liability insurance carriers.  The Collateral Trustee will be named as additional insured or loss payee, as applicable, with a waiver of subrogation, on all property and casualty insurance policies of the Issuer and the Guarantors, and such insurance policies shall provide for not less than 30 days’ (or 10 days’ in the case of cancellation due to non-payment) prior written notice to the Collateral Trustee and other named insureds of the exercise of any right of cancellation, in each case, subject to the limitations set forth in the Security Documents.  Notwithstanding the foregoing, the Issuer and the Guarantors are not required to deliver such certificates to the Collateral Trustee until the date that is 30 days following the date of this Indenture (or such later date as determined by the Collateral Trustee in its sole discretion).

ARTICLE 11
NOTE GUARANTEES

Section 11.01            Guarantee.

(a)            Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(1)             the principal of, premium, if any, on, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest, if any, on, the Notes, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)            in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately.  Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)            The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.  Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)            If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)            Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.  Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.  The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

(e)            All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, the economic consequences resulting from the performance of their respective obligations arising under this Indenture. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under its Note Guarantee such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under their respective Note Guarantees in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under its Note Guarantee that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Law or any comparable applicable provisions of state law; provided that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 11.01(e), any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to, or obligations of, contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of its Note Guarantee (including in respect of this Section 11.01(e)), minus (2) the aggregate amount of all payments received on or before such date by such Guarantor from the other Contributing Guarantors as contributions under this Section 11.01(e). The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Contributing Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 11.01(e).  Any such right pursuant to this Section 11.01(e) shall be subordinated in all respects to, and exercisable only after, payment in full of the Notes and the Note Guarantees.  For the avoidance of doubt, nothing in this Section 11.01(e) shall limit or impair, by implication or otherwise, each Guarantor’s obligations under its Note Guarantee.

Section 11.02            Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03            Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Issuer or any of its Restricted Subsidiaries creates or acquires any Domestic Restricted Subsidiary after the date of this Indenture, if required by Section 4.15 hereof, the Issuer will cause such Domestic Restricted Subsidiary to comply with the provisions of Section 4.15 hereof and this Article 11, to the extent applicable.

Section 11.04            Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 11.05 hereof, each Guarantor will not, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving entity), or sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person unless:

(1)            either:

(a)            (x) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor), or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made, is a Person organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”) and (y) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s Note Guarantee pursuant to supplemental indentures, the applicable security agreements or other documents or instruments in form reasonably satisfactory to the Trustee; or

(b)            the transaction is made in compliance with the applicable provisions of this Indenture, including without limitation, Section 4.09 hereof;

(2)            immediately after such transaction no Default or Event of Default exists; and

(3)            the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, security agreements and other documents and instruments comply with this Indenture.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.  Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee.  All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of any Guarantor with or into the Issuer or the Issuer’s other Restricted Subsidiaries, or will prevent any sale or conveyance of all or part of the properties and assets of any Guarantor to the Issuer or any of its other Restricted Subsidiaries.

Section 11.05            Releases.

The Note Guarantee of a Guarantor will be automatically released:

(1)            in connection with any sale, transfer or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if the sale, transfer or other disposition does not violate the provisions of this Indenture;

(2)            in connection with any sale, transfer or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if (a) following the sale or other disposition, such Guarantor is no longer a Restricted Subsidiary of the Issuer and (b) the sale, transfer or other disposition does not violate the provisions of this Indenture;

(3)            if the Issuer designates any Restricted Subsidiary of the Issuer that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture;

(4)            upon the release or discharge of such Guarantor from its liability in respect of the guarantee which created the obligation on the part of such Guarantor to provide a Note Guarantee in accordance with Section 4.15 hereof, except a release or discharge by or as a result of payment under such guarantee; or

(5)            upon Legal Defeasance, Covenant Defeasance or satisfaction and discharge of this Indenture as provided in Articles 8 and 12 hereof.

In the event that any released Guarantor thereafter becomes a Wholly-Owned Domestic Restricted Subsidiary of the Issuer, or guarantees Indebtedness of the Issuer or any Guarantor, such former Guarantor will again provide a Note Guarantee and assume by written agreement all of the obligations of a Guarantor under this Indenture, such Guarantor’s Note Guarantee and the applicable Security Documents.

Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of, premium on, if any, and interest, if any, on, the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12
SATISFACTION AND DISCHARGE

Section 12.01             Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes and Note Guarantees issued hereunder (subject to those provisions hereof that by their express terms shall survive), when:

(1)            either:

(A)            all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust have been delivered to the Trustee for cancellation; or

(B)            all Notes that have not been delivered to the Trustee for cancellation (i) have become due and payable by reason of the provision of a notice of redemption or otherwise, (ii) will become due and payable within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and, in each case, the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of this Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of deposit with the Trustee, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption.  Any Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee substantially concurrently with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2)            no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than with respect to the borrowing of funds to be applied substantially concurrently to make the deposit required to effect such satisfaction and discharge and any similar concurrent deposit relating to other Indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)            the Issuer has or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture (subject to the proviso in clause (1)(B) above with respect to deposit of the Applicable Premium); and

(4)            the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The Collateral will be released from the Lien securing the Notes, as provided in Section 10.01, upon a satisfaction and discharge of this Indenture in accordance with the provisions of this Indenture.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to clause (1)(B) above, the provisions of Sections 12.02 and 8.06 hereof will survive.  In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.06 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02             Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest, if any, for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with this Section 12.02 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Issuer has made any payment of principal of, premium on, if any, or interest, if any, on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13
MISCELLANEOUS

Section 13.01            Notices.

Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer and/or any Guarantor:

Nathan’s Famous, Inc.
One Jericho Plaza
Second Floor - Wing A
Jericho, New York 11753
Telephone:  (516) 338-8500
Fax:  (516) 338-7220
Attention:  Ronald DeVos, Chief Financial Officer

With a copy to:

Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Telephone: (212) 451-2252
Fax: (212) 451-2222
Attention: Steve Wolosky, Esq. and Jeffrey Spindler, Esq.

If to the Trustee:

U.S. Bank Global Corporate Trust Services
60 Livingston Avenue, EP-MN-WS3C
Saint Paul, MN 55107-2292
Telephone: (651) 466-6309
Fax: (651) 466-7430
Attention: Joshua A. Hahn, Vice President

with copies to

Stinson Leonard Street LLP
150 South Fifth Street, Suite 2300
Minneapolis, MN 55402
Telephone: (612) 335-1611
Fax: (612) 335-1657
Attention: William P. Laramy, Esq.

The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 13.02            Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(1)            an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(2)            other than in connection with the authentication and delivery of the Initial Notes, an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.03 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.03            Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:

(1)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)            a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)            a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.04            Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders of Notes.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.05            No Personal Liability of Directors, Officers, Employees, Incorporators or Stockholders.

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees and the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.06            Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.07            Waiver of Jury Trial.

EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.08            No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.09            Successors.

All agreements of the Issuer in this Indenture and the Notes will bind its successors.  All agreements of the Trustee in this Indenture will bind its successors.  All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 11.05 hereof.

Section 13.10            Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.11            Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy will be an original, but all of them together represent the same agreement.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 13.12            Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.13            Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.14            U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

[Signatures on following page]

SIGNATURES

Dated as of March 10, 2015

NATHAN’S FAMOUS, INC.

By:	/s/ Ronald G. DeVos
	Name:	Ronald G. DeVos
	Title:	Vice President-Finance Chief Financial Officer & Secretary

Guarantors:

NATHAN’S FAMOUS OPERATING CORP.
NATHAN’S FAMOUS SYSTEMS, INC.
NATHAN’S FAMOUS SERVICES, INC.
NATHAN’S FAMOUS OF TIMES SQUARE, INC.
NATHAN’S FAMOUS OF NEW JERSEY, INC.
NATHAN’S ROADSIDE REST, INC.
NATHAN’S FAMOUS OF FARMINGDALE, INC.
NAMASIL REALTY CORP.
NATHAN’S FAMOUS OF LYNBROOK, INC.
NF TREACHERS CORP.
NATHAN’S FAMOUS OF CENTRAL PARK AVENUE, INC.
NATHAN’S FAMOUS SYSTEMS OF RUSSIA, INC.
NATHAN’S FAMOUS OF 2807 LONG BEACH ROAD, INC.

By:	/s/ Ronald G. DeVos
	Name:	Ronald G. DeVos
	Title:	Vice President-Finance Chief Financial Officer & Secretary

[Signature Page to Indenture]

Dated as of March 10, 2015

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Joshua A. Hahn
	Name:	Joshua A. Hahn
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ Joshua A. Hahn
	Name:	Joshua A. Hahn
	Title:	Vice President

[Signature Page to Indenture]

EXHIBIT A

[Face of Note]
CUSIP/CINS ____________

10.000% Senior Secured Notes due 2020

No. ___	$____________

NATHAN’S FAMOUS, INC.

promises to pay to __________ or registered assigns,

the principal sum of __________________________________________________________
DOLLARS* on March 15, 2020.

Interest Payment Dates:  March 15 and September 15

Record Dates:  March 1 and September 1

Dated:  _______________

NATHAN’S FAMOUS, INC.

By:
Name:
Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

A1-1

[Back of Note]
10.000% Senior Secured Notes due 2020

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)           Interest.  Nathan’s Famous, Inc., a Delaware corporation (the “Issuer”), promises to pay or cause to be paid interest on the principal amount of this Note at 10.000% per annum from ________________, ___  until maturity.  The Issuer will pay interest, if any, semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that, if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be _____________, _____.  The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2)           Method of Payment.  The Issuer will pay interest on the Notes (except defaulted interest), if any, to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.  The Notes will be payable as to principal, premium, if any, and interest, if any, at the office or agency of the Paying Agent and Registrar within the City and State of New York, or, at the option of the Issuer, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of, premium on, if any, and interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)           Paying Agent and Registrar.  Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuer may change the Paying Agent or Registrar without notice to the Holders of the Notes.  The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

A1-2

(4)           Indenture.  The Issuer issued the Notes under an Indenture dated as of March 10, 2015 (the “Indenture”) among the Issuer, the Guarantors, the Trustee and U.S. Bank National Association, as collateral agent.  The terms of the Notes include those stated in the Indenture.  The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are secured obligations of the Issuer.  The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)           Optional Redemption.

(a)           At any time prior to September 15, 2017, the Issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under this Indenture (including any Additional Notes), at a redemption price equal to 110.000% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to (but not including) the redemption date (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date in respect of the then outstanding Notes), with an amount in cash equal to (i) the net cash proceeds of an Equity Offering by the Issuer or (ii) any cash contribution to the Issuer’s common equity capital made with the net cash proceeds of an Equity Offering by any direct or indirect parent of the Issuer; provided that:

(i)           at least 65% of the aggregate principal amount of Notes issued under this Indenture (including any Additional Notes, but excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii)          the redemption occurs within 120 days of the date of the closing of such Equity Offering.

(b)           At any time prior to September 15, 2017, the Issuer may on any one or more occasions redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100.0% of the principal amount of Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest on the Notes redeemed to (but not including), the applicable redemption date, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date in respect of the then outstanding Notes.

(c)           Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Issuer’s option prior to September 15, 2017.

(d)           On or after September 15, 2017, the Issuer may on any one or more occasions redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed to (but not including) the applicable redemption date, if redeemed during the periods indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date in respect of the then outstanding Notes:

Year	Percentage
On or after September 15, 2017 and prior to March 15, 2018	105.000%
On or after March 15, 2018 and prior to March 15, 2019	102.500%
March 15, 2019 and thereafter	100.000%

A1-3

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6)           Mandatory Redemption.  The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)           Repurchase at the Option of Holder.

(a)           As provided in and subject to the terms of the Indenture, upon the occurrence of a Change of Control, the Issuer will make an offer to each Holder of Notes to repurchase all or any part (equal to a minimum amount of $2,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased to (but not including) the date of repurchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date in respect of then outstanding Notes.  Within 30 days following any Change of Control, the Issuer will provide a notice to the Trustee and each Holder of Notes stating the procedures governing the Change of Control Offer as required by the Indenture.

(b)           As provided in and subject to the terms of the Indenture, following the occurrence of certain Asset Sales, the Issuer may be required to offer to repurchase the Notes pursuant to an Asset Sale Offer as required by the Indenture.

(8)           Notice of Redemption.  At least 30 days but not more than 60 days before a redemption date, the Issuer will provide notices of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be provided more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Articles 8 or 12 thereof.  Notes and portions of Notes selected will be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder shall be redeemed or purchased.

(9)           Denominations, Transfer, Exchange.  The Notes are in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the next succeeding Interest Payment Date.

(10)           Persons Deemed Owners.  The registered Holder of a Note may be treated as the owner of it for all purposes. Only registered Holders have rights under the Indenture.

A1-4

(11)           Amendment, Supplement and Waiver.  The provisions governing amendment, supplement and waiver of any provisions of the Indenture, the Notes or the Note Guarantees are set forth In Article 9 of the Indenture.

(12)           Defaults and Remedies.  The Defaults and Event of Defaults relating to the Notes are set forth in Section 6.01 of the Indenture.

(13)           Trustee Dealings with Issuer.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not the Trustee.

(14)           No Personal Liability of Directors, Officers, Employers, Incorporators OR Stockholders.  No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees and the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

(15)           Authentication.  This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)           CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(18)           GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Nathan's Famous, Inc.
One Jericho Plaza
Second Floor - Wing A
Jericho, NY 11753
Telephone:  (516) 338-8500
Fax:  (516) 338-7220
Attention:  Ronald DeVos, Chief Financial Officer

A1-5

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A1-6

Option of Holder to Elect Purchase
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.09 or 4.13 of the Indenture, check the appropriate box below:

☐ Section 4.09                                          ☐ Section 4.13

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.09 or Section 4.13 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

A1-7

Schedule of Exchanges of Interests in the Global Note *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form.

A1-8

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Nathan’s Famous, Inc.
One Jericho Plaza, Second Floor - Wing A
Jericho, New York 11753

U.S. Bank National Association
as Trustee and Registrar
60 Livingston Avenue, EP-MN-WS3C
Saint Paul, MN 55107-2292

Re: 10.000% Senior Secured Notes due 2020

Reference is hereby made to the Indenture, dated as of March 10, 2015 (the “Indenture”), among Checkers Drive-In Restaurants, Inc., as issuer (the “Issuer”), the Guarantors party thereto, U.S. Bank National Association, as trustee and U.S. Bank National Association, as collateral trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.  ☐   Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐   such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           ☐   such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c)           ☐   such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)           ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act.  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.  ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)  ☐   Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)  ☐   Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)  ☐  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  _______________________

ANNEX A TO CERTIFICATE OF TRANSFER

1.           The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)           ☐   a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP _________), or

(ii)	☐ Regulation S Global Note (CUSIP _________), or

(iii)	☐ IAI Global Note (CUSIP _________); or

(b)           ☐   a Restricted Definitive Note.

2.           After the Transfer the Transferee will hold:

[CHECK ONE OF (a) OR (b) OR (c)]

(a)           ☐   a beneficial interest in the:

(i)	☐ 144A Global Note (CUSIP _________), or

(ii)	☐ Regulation S Global Note (CUSIP _________), or

(iii)	☐ IAI Global Note (CUSIP _________); or

(iv)	☐ Unrestricted Global Note (CUSIP _________); or

(b)           ☐   a Restricted Definitive Note; or

(c)           ☐   an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Nathan’s Famous, Inc.
One Jericho Plaza, Second Floor - Wing A
Jericho, New York 11753

U.S. Bank National Association
as Trustee and Registrar
60 Livingston Avenue, EP-MN-WS3C
Saint Paul, MN 55107-2292

Re: 10.000% Senior Secured Notes due 2020

(CUSIP [                                 ])

Reference is hereby made to the Indenture, dated as of March 10, 2015 (the “Indenture”), among Nathan’s Famous, Inc., as issuer (the “Issuer”), the Guarantors party thereto, U.S. Bank National Association, as trustee and U.S. Bank National Association, as collateral trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.           Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

C-1

(d)  ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.           Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)  ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)  ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:  _______________________

C-2

EXHIBIT D

FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Nathan’s Famous, Inc.
One Jericho Plaza, Second Floor - Wing A
Jericho, New York 11753

U.S. Bank National Association
as Trustee and Registrar
60 Livingston Avenue, EP-MN-WS3C
Saint Paul, MN 55107-2292

Re: 10.000% Senior Secured Notes due 2020

Reference is hereby made to the Indenture, dated as of March 10, 2015 (the “Indenture”), among Nathan's Famous, Inc., as issuer (the “Issuer”), the Guarantors party thereto, U.S. Bank National Association, as trustee and U.S. Bank National Association, as collateral trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $____________ aggregate principal amount of:

(a)  ☐  a beneficial interest in a Global Note, or

(b)  ☐  a Definitive Note,

we confirm that:

1.           We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2.           We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence.  We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.           We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.  We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

D-1

4.           We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.           We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:  _______________________

D-2

EXHIBIT E

FORM OF NOTATION OF GUARANTEE

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of  March 10, 2015 (the “Indenture”) among Nathan’s Famous, Inc., as issuer (the “Issuer”), the Guarantors party thereto, U.S. Bank National Association, as trustee (the “Trustee”) and U.S. Bank National Association as collateral trustee, (a) the due and punctual payment of the principal of, premium on, if any, and interest, if any, on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of, premium on, if any, and interest, if any, on, the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.  The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

E-1

EXHIBIT F

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of ________________, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of Nathan’s Famous, Inc. (or its permitted successor), a Delaware corporation (the “Issuer”), the Issuer, the other Guarantors (as defined in the Indenture referred to herein), U.S. Bank National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”) and U.S. Bank National Association, a national banking association, as collateral trustee under the Indenture referred to below (the “Collateral Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 10, 2015 providing for the issuance of 10.000% Senior Secured Notes due 2020 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.           Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.           Agreement to Guarantee.  The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

4.           No Personal Liability of Directors, Officers, Employers, Incorporators or Stockholders.  No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.  The waiver may not be effective to waive liabilities under the federal securities laws.

5.           GOVERNING LAW.  THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

6.           WAIVER OF JURY TRIAL.  EACH OF THE ISSUER, THE GUARANTORS, THE TRUSTEE AND THE COLLATERAL AGENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

7.           Counterpart Originals.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8.           Effect of Headings.  The Section headings of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

9.           The Trustee.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated:  _______________,

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

NATHAN’S FAMOUS, INC.

By:
Name:
Title:

Guarantors:

NATHAN’S FAMOUS OPERATING CORP.
NATHAN’S FAMOUS SYSTEMS, INC.
NATHAN’S FAMOUS SERVICES, INC.
NATHAN’S FAMOUS OF TIMES SQUARE, INC.
NATHAN’S FAMOUS OF NEW JERSEY, INC.
NATHAN’S ROADSIDE REST, INC.
NATHAN’S FAMOUS OF FARMINGDALE, INC.
NAMASIL REALTY CORP.
NATHAN’S FAMOUS OF LYNBROOK, INC.
NF TREACHERS CORP.
NATHAN’S FAMOUS OF CENTRAL PARK AVENUE, INC.
NATHAN’S FAMOUS SYSTEMS OF RUSSIA, INC.
NATHAN’S FAMOUS OF 2807 LONG BEACH ROAD, INC.

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:
Authorized Signatory